                                                                     Exhibit 2.3

                                                          Execution Copy 1/10/02

                            STOCK PURCHASE AGREEMENT
                                    (MASSEY)

     THIS STOCK PURCHASE AGREEMENT dated as of January 11, 2002 (this "Agreement") by and between SONIC AUTOMOTIVE, INC., a Delaware corporation (the
 ---------
"Buyer"), and THE DONALD E. MASSEY REVOCABLE TRUST, a trust formed pursuant to
 -----
an agreement dated December 13, 2001 (the "Seller").
                                           ------

                                   WITNESSETH:

     WHEREAS, the companies listed on Exhibit A-1 hereto (collectively the
                                      -----------
"Companies" and each, individually, a "Company") are engaged in the automobile
 ---------                             -------
dealership businesses set forth opposite their names on said Exhibit A-1; and
                                                             -----------

     WHEREAS, the Seller owns the issued and outstanding shares of common stock of the Companies (collectively, the "Shares"), which shares represent all of the
                                     ------
issued and outstanding shares of capital stock of the Companies; and

     WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller is willing to sell the Shares to the Buyer, entirely in exchange for shares of common stock of the Buyer and otherwise upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties intend for the purchase and sale of the Shares contemplated by this Agreement to be a tax free reorganization pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Buyer and other parties referred to on Exhibit A-2 hereto are
                                                      -----------
entering into the agreements listed on said Exhibit A-2 (such agreements on such
                                            -----------
Exhibit A-2, excluding this Agreement, being hereinafter collectively called the
-----------
"Other Agreements"); and
 ----------------

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Donald E. Massey, an individual resident of the State of Michigan ("Massey"), and the Buyer have entered into a Guaranty Agreement, pursuant to
  ------
which Massey guarantees to the Buyer the performance of all of the obligations and liabilities of the Seller hereunder; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Seller is notifying the Manufacturer (as defined in Article 2 below) of the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                    ---------

                                PURCHASE AND SALE
                                -----------------

     1.1  Agreement of Purchase and Sale. On the terms and subject to the
          ------------------------------
conditions of this Agreement and in reliance upon the representations and warranties of the parties herein, at the closing referred to in Article 2 hereof (the "Closing"), the Seller shall transfer, convey and deliver to the Buyer, and the Buyer shall acquire from the Seller, the Shares.

     1.2  The Purchase Price.
          ------------------

          (a)  The Purchase Price. As the full purchase price to be paid by the
               ------------------
Buyer for the Shares (the "Purchase Price"), the Buyer shall issue and deliver
                           --------------
to the Seller at the Closing an aggregate total of One Million Four Hundred Seventy Thousand Five Hundred Eighty-eight (1,470,588) shares (the "Registered
                                                                    ----------
Common Shares") of the Buyer's Class A Common Stock, par value $.01 per share
-------------
(the "Common Stock"), subject to delivery of a portion of the Registered Common
      ------------
Shares into escrow pursuant to Section 1.2(c) below and subject to adjustment pursuant to Section 1.2(d) below.

          (b)  Regarding the Registered Common Shares.
               --------------------------------------

               (i) The offer and sale of the Registered Common Shares by the Buyer is made pursuant to the Prospectus dated January 5, 2001, (the "Prospectus"), previously delivered to the Seller by the Buyer, and is
 ----------
registered under an effective "shelf" registration statement on Form S-4 (Registration No. 333-51978) (as amended by pre-effective Amendment No. 1 thereto dated January 5, 2001 and as further amended and supplemented from time to time, the "Acquisition Shelf Registration Statement") initially filed by the
              ----------------------------------------
Buyer with the Securities and Exchange Commission (the "SEC") on December 15,
                                                        ---
2000.

               (ii) The Buyer shall list the Registered Common Shares for trading on the New York Stock Exchange prior to such time the Seller is able to sell any of the Registered Common Shares hereunder.

               (iii) The Seller agrees and acknowledges, with regard to the offer or resale by it of any of the Registered Common Shares, that:

                     (A) any offering of any of the Registered Common Shares by the Seller will be effected in an orderly manner through a securities dealer, acting as broker or dealer, selected by the Buyer and reasonably acceptable to the Seller (the "Designated Broker");
                 -----------------

                     (B) the certificates representing the Registered Common Shares will be issued by the Buyer to the Seller with a restrictive legend referencing the lock-up provisions of Section 1.2(b)(vi) below, but otherwise without restrictive legends;

                     (C) the Seller shall provide the Buyer with all information concerning the Seller and its resale of the Registered Common Shares as may be required by the Securities Act of 1933, as amended (the "Securities Act"), and
                                                         --------------
the regulations of the SEC thereunder for preparation of any supplements and/or amendments to the Acquisition Shelf

Registration Statement and the Prospectus, and the Seller shall indemnify the Buyer for any liabilities (the "Seller's Liabilities") arising under the
                                --------------------
Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), or any state securities or blue sky laws resulting from any material
---
misstatements in, or omissions of material information from, such information provided by the Seller to the Buyer pursuant to this clause (C); and

                     (D) The Seller shall pay any and all expenses directly related to the resale of the Registered Common Shares, including, but not limited to, the commissions or fees of the Designated Broker.

               (iv)  The Buyer agrees that:

                     (A) The Buyer shall pay all expenses, including legal and accounting fees, SEC registration fees and exchange listing fees, in connection with the preparation, filing and maintenance of the Acquisition Shelf Registration Statement, including amendments and supplements thereto, and the Prospectus, including supplements thereto, the issuance of certificates representing the Registered Common Shares, and other expenses incurred by the Buyer in meeting its obligations set forth in this Section 1.2(b), including fees incurred for compliance with any applicable state securities laws;

                     (B) The Buyer shall indemnify the Seller for any liabilities arising under the Securities Act, the Exchange Act or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, the Acquisition Shelf Registration Statement, including the information incorporated by reference therein, except for the Seller's Liabilities; and

                     (C) The certificates representing the Registered Common Shares will be issued by the Buyer to the Seller with a restrictive legend referencing the lock-up provisions of Section 1.2(b)(vi) below, but otherwise without restrictive legends.

               (v) Notwithstanding any provision of this Agreement to the contrary, the Seller shall not have any right to take any action (and the Seller hereby agrees that it will not take any action) to restrain, enjoin or otherwise delay any registration by the Buyer of its securities under the Securities Act as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Nothing contained in this
Section 1.2(b)(v) shall prevent any party from making a claim for monetary relief.

               (vi) Except as set forth in the last sentence of this Section 1.2(b)(vi), during the Lock-Up Period (as defined below), the Seller agrees that it will not, without the prior written consent of the Buyer, directly or indirectly, (i) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to warrant for the sale of, or otherwise dispose of or transfer any of the Registered Common Shares or any securities convertible into or exchangeable or exercisable for the Registered Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or hedging arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Registered Common Shares, whether any such swap or transaction is to be settled by delivery of Registered Common Shares or other securities, in cash or otherwise. The "Lock-Up Period" shall be for a period beginning on the Closing
                --------------
Date and ending on the second anniversary of the Closing Date. Notwithstanding the foregoing, other than with respect to those of the Registered Common Shares constituting any part of the Escrow Shares (as defined in Section 1.2(c) below),
(i) the Seller may transfer Registered Common Shares to Massey or Massey's spouse or lineal descendant (natural or adopted) or to an executor, administrator or testamentary trustee (in their capacity as such) of the Seller or to a trust the beneficiaries of which include only Massey and his spouse or lineal descendants (natural or adopted); provided, however, it shall be a
                                         --------  -------
condition precedent to such transfer that the transferee agrees in a writing reasonably satisfactory to the Buyer to be bound by the terms of this Subsection
(vi), and (ii) after the first anniversary of the Closing Date, the Seller shall be entitled to sell that number of shares as would be permissible to be sold under paragraph (e) of Rule 144 under the Securities Act, assuming Rule 144 were applicable to the resale of the Registered Common Shares.

          (vii) Commencing on the earlier of the day after the Closing or, if required by law, the day after the filing by the Buyer of its Form 8-K setting forth any required historical and pro forma financial information concerning the acquisition transaction contemplated by this Agreement pursuant to Item 2 of such form (the "Registration Commencement Date"), and, subject to the provisions
                ------------------------------
of Section 1.2(b)(viii) below, if at any time the Buyer proposes to register any of its Common Stock under the Securities Act in connection with an underwritten primary public offering of such securities solely for cash on a form that would permit the registration of the resale of the Registered Common Shares by the Seller (except Form S-8 and Form S-4 and any successor form to either of them), then the Buyer shall promptly give the Seller written notice of such determination. Upon written request of the Seller given within ten (10) days after the giving of such notice by the Buyer, the Buyer shall use its best reasonable efforts to cause the registration under the Securities Act of the offer and sale by the Seller of the number of Registered Common Shares the Seller has requested in such notice to be registered, not to exceed twenty-five percent (25%) of the total shares of Common Stock in such offering (the "Piggyback Registration"). If necessary, the Buyer shall use its best reasonable
 ----------------------
efforts to effect the registration of the offer and sale of the Registered Common Shares subject to the Piggyback Registration under the state securities or blue sky laws of such states, as determined by the Buyer in its sole discretion, for the distribution of such Registered Common Shares. The Buyer shall bear all expenses incurred in connection with the effecting of the Piggyback Registration, except for: fees and expenses of counsel, if any, retained by the Seller; any expenses or fees incurred in connection with the resale of the Registered Common Shares, including but not limited to underwriter's fees and broker's commissions; and any blue sky registration and filing fees in those jurisdictions where the applicable blue sky regulatory authorities require the Seller to bear such fees, which all shall be borne by the Seller pro rata in accordance with the relationship between the number of the Seller's shares registered and the total number of shares registered in such offering. The Buyer and the Seller shall indemnify each other to the same extent as set forth in Section 1.2(b)(iv)(B) (in the case of indemnification by the Buyer) and Section 1.2(b)(iii)(C) (in the case of indemnification by the Seller). The Seller's right to Piggyback Registration hereunder shall terminate at such time as the Seller would be able to sell all of the Registered Common Shares then held by the Seller in a single sale under Rule 144, assuming that Rule 144 were to apply to sales of the Registered Common Shares.

          (viii) The Seller's right to Piggyback Registration hereunder shall be subject to limitations imposed by the managing or lead managing underwriter including, without limitation, cutbacks, and shall be subject to pro-ration with other holders of registration rights. If requested by the managing or lead managing underwriter for the offering, the Seller shall execute and deliver an underwriting agreement with the managing or lead managing underwriter in such form as is customarily used by such underwriter with any modifications as the parties thereto shall mutually agree. In connection with any such registration, the Seller shall supply to the Buyer such information as may be reasonably requested by the Buyer in connection with the preparation and filing of a registration statement with the SEC. The Seller shall not supply any information to the Buyer for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)    Escrow Agreement. At the Closing, the Seller shall place into
                 ----------------
escrow with First Union National Bank or another escrow agent mutually acceptable to the parties hereto (the "Escrow Agent") Fifty-eight Thousand Eight
                                       ------------
Hundred Twenty-four (58,824) of the Registered Common shares (the "Escrow
                                                                   ------
Shares). The Escrow Shares shall be held by the Escrow Agent in accordance with
------
the escrow agreement in the form of Exhibit B hereto, with such other changes
                                    ---------
thereto as the Escrow Agent shall reasonably request (the "Escrow Agreement")
                                                           ----------------
and which are reasonably acceptable to the Buyer and the Seller. The term of the Escrow Agreement shall be for a period of ninety (90) days from the Closing Date (or such longer period of time as shall be necessary to complete the determination of Net Book Value pursuant to Section 1.2(d) below). If, as of the date which is ninety (90) days from the Closing Date (or such later date as shall be necessary to complete the determination of the Net Book Value pursuant to Section 1.2(d) below), the Buyer shall have made no claims for any Net Book Value Shortfall (as defined in Section 1.2(d)(iii) below) or for indemnification pursuant to Article 9 below, the Buyer will execute a joint instruction with the Seller pursuant to the Escrow Agreement to instruct the Escrow Agent to deliver all of the Escrow Shares to the Seller pursuant to the terms of the Escrow Agreement.

          (d)    Adjustment Procedures.
                 ---------------------

                 (i) Not later than 60 days after the Closing Date, the Buyer will prepare and deliver to the Seller, an unaudited combined balance sheet (the "Closing Balance Sheet") of the Companies as of the Closing Date, consisting of
 ---------------------
a computation of the net book value of the tangible assets of the Companies (excluding the Distributed Assets, as defined in Section 1.5 hereof) as of the Closing Date, less the book value of the liabilities of the Companies as of the Closing Date, all in accordance with generally accepted accounting principles ("GAAP") as consistently applied by the Companies and subject to the exceptions
  ----
to GAAP set forth on Schedule 3.13, and subject to the additional principles set
                     -------------
forth below. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "Net Book Value." The Closing Balance Sheet will be
                           --------------
prepared in accordance with the following additional principles: (A) it will utilize the first in-first out (FIFO) method of inventory accounting; (B) the liabilities of the Companies shall include any Tax (as defined in Section 3.21(a)) liabilities associated with the conversion from the last in-first out
(LIFO) method of accounting to the FIFO method of accounting; (C) there shall not be included a reserve for doubtful accounts receivable and bad debts; (D) any receivables due the Companies from the Seller or any of the directors, officers, employees or Affiliates (as defined in Section 3.5 below) of the Companies or the Seller shall be excluded as assets, provided, that any such receivables from employees that are not material in amount and are in the ordinary course of the Company's business and for which there are in place reimbursement arrangements acceptable to the Buyer shall be included as assets; (E) all real property (other than leasehold improvements subject to a Lease) shall be excluded as assets; (F) the liabilities of the Companies shall include appropriate accruals for all Tax liabilities, and all other costs and expenses, of the Companies associated with the distribution of the Distributed Assets; (G) in the event that the Distributed Assets are subject to any liabilities or encumbrances which are not satisfied and discharged in full at or prior to Closing, such liabilities and encumbrances shall be included as liabilities of the Companies; and (H) the values of the following asset categories shall be calculated as follows:

                    (I)   New Vehicles. Subject to Section 1.2(d)(i)(III)(B),
                          ------------
the value of each Company's untitled new 2001 and 2002 model year motor vehicles (excluding Demonstrators (as defined below), service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale, or similar-type vehicles) in stock and unsold as of the Closing Date (collectively, the "New Vehicles") shall be the price at
                                        ------------
which the New Vehicle was invoiced to the respective Company by the Manufacturer (as defined in Article 2 below); provided, however, the value of New Vehicles
                                 --------  -------
acquired by any Company in the ordinary course of such Company's business pursuant to a dealer trade with a party other than an Affiliate of the Companies or Massey, shall be the amount paid to the other dealer for such New Vehicle; provided, further, that the value of New Vehicles shall be adjusted pursuant to
--------  -------
clauses (III) and (IV) below and that the price of any pre-reported sold vehicles for which the sale cannot be reversed shall be as mutually agreed by the Buyer and the Seller. In the event the Buyer and the Seller cannot agree upon a price with respect to any such pre-reported sold vehicle, the Closing Balance Sheet shall allocate no value to such vehicle and the Seller may cause the respective Company to divest such vehicle prior to Closing in accordance with Section 1.5.

                    (II)  Demonstrators. Subject to Section 1.2(d)(i)(III)(B),
                          -------------
the value of each Company's untitled new 2001 and 2002 model year motor vehicles (excluding service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale, and similar-type vehicles) in stock and unsold as of the Closing Date which is either (A) used in the ordinary course of business for the purpose of demonstration or (B) has, as of the Closing Date, more than 500 miles on its odometer (collectively, the "Demonstrators") shall be the price at which the
                             -------------
Demonstrator was invoiced to the respective Company by the Manufacturer, as adjusted pursuant to clauses (III) and (IV). Any Demonstrator having an odometer reading in excess of 6,000 miles and any prior model year (as of the Closing
Date) motor vehicle as well as any Excess Vehicles (as defined in Section 1.2(d)(i)(III)(B) shall be treated as a used vehicle under Clause V below.

                    (III) Adjustment to Value of New Vehicles and Demonstrators.
                          -----------------------------------------------------
(A) The value of each New Vehicle and each Demonstrator shall be: (x) increased by the dealer cost of any equipment and accessories which have been installed by the respective Company in the ordinary course of business; and (y) decreased by
                                                                   ---------
(1) the dealer cost of any equipment and accessories which have been removed from such vehicles, (2) [***] of any factory floorplan assistance relative to such vehicles, (3) all paid or unpaid rebates,

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

discounts, holdback for dealer account and other factory incentives (including without limitation rebates applied for and paid but not earned and incentive monies claimed on pre-reported units), and (4) refundable advertising allowances, if any, provided, with respect to clauses (3) and (4), no such decrease shall be made if the incentive or allowance is unpaid as of the Closing Date and will accrue to the benefit of the respective Company after the Closing Date.

                         (B) Notwithstanding anything herein to the contrary,
the Buyer shall have no obligation hereunder and under the Asset Purchase Agreement dated the date hereof between the Buyer, the Seller and the sellers named therein (the "Asset Purchase Agreement") to purchase an aggregate amount
                    ------------------------
of New Vehicles or Demonstrators exceeding (i) [***] 2001 model year Cadillacs,
(ii) [***] 2001 model year cars of models (other than Cadillac) manufactured by General Motors Corporation, (iii) [***] 2001 model year cars manufactured by American Honda Motor Co., Inc., (iv) [***] 2001 model year cars manufactured by Saab Cars USA Inc., and each such excess vehicle (collectively, the "Excess
                                                                     ------
Vehicles") shall be deemed to be "used" rather than a "Demonstrator" or a "New
--------
Vehicle".

                    (IV) Damaged New Vehicles and Demonstrators. If any New
                         --------------------------------------
Vehicles or Demonstrators shall have suffered any damage on or prior to the Closing Date, the Seller and the Buyer will attempt to agree on the cost to cover such repairs, which amount shall be deducted from the value of such New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which shall have been damaged and repaired prior to the Closing Date and with respect to which notification of such damage must be given to any purchaser pursuant to applicable state law, the Seller and the Buyer will attempt to agree on an adjustment to the price to reflect the decrease, if any, in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair, which amount shall be deducted from the value of such New Vehicle or Demonstrator. In the event the Buyer and the Seller cannot agree on the cost of repairs, the amount of reduction or such adjustment, the Closing Balance Sheet shall allocate no value to such damaged New Vehicle or Demonstrator, and the Seller may cause the respective Company to divest any such damaged New Vehicle or Demonstrator prior to Closing in accordance with Section 1.5.

                    (V)  Used Vehicles. The value of each motor vehicle owned by
                         -------------
each Company that is not a New Vehicle or a Demonstrator as of the Closing Date, including prior model year new vehicles, demonstrator automobiles having an odometer reading in excess of 6,000 miles, service loaners, rental car vehicles, company-owned vehicles, conversion vans, vehicles for commercial and/or municipal use or sale, and similar-type vehicles as well as any Excess Vehicles (collectively, the "Used Vehicles"), shall be valued based upon the valuation
                    -------------
method set forth in Exhibit C hereto; provided, however, such valuation will
                    ---------         --------  -------
assign no value to those used vehicles older than the 1995 model year or with an odometer reading in excess of 70,000 miles that have not been reconditioned and have not passed a safety inspection consistent with the respective Company's past practices. With respect to any Used Vehicle for which no value is established in accordance with this clause (V) or Exhibit C attached hereto, the
                                                  ---------
Closing Balance Sheet shall allocate no value to such Used Vehicle, and the Seller may cause the respective Company to divest any such Used Vehicle prior to Closing in accordance with Section 1.5.

                    (VI) Inventory. The Buyer and the Seller shall engage a
                         ---------
mutually acceptable third party engaged in the business of appraising, valuing and preparing

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

inventories for automobile dealerships (hereinafter referred to as the "Inventory Service") to prepare an inventory list (the "Inventory") of the parts
 -----------------                                      ---------
and accessories, as well as the Miscellaneous Inventories (as defined in Clause VIII below), owned by the Companies. The Inventory (insofar as it relates to parts and accessories) shall be posted to the Manufacturer's approved systems of inventory control and will show each item extended by its unit price. The Inventory shall be completed as of the Closing Date. The Inventory shall identify each part and accessory and its purchase price. The cost of the Inventory shall be borne equally by the Buyer and the Seller.

                         (VII) Returnable and Nonreturnable Replacement Parts
                               ----------------------------------------------
and Accessories. The Inventory shall classify replacement parts and accessories
---------------
as "returnable" or "nonreturnable." For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new undamaged replacement parts and new undamaged accessories (excluding prior model year vehicle accessories) for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the Manufacturer, with supplements or the equivalent in effect as of the Closing Date (the "Master
                                                                     ------
Price List"), as returnable to the Manufacturer at not less than the purchase
----------
price reflected in the Master Price List or in the most recent applicable price list. The value of each "returnable part" and "returnable accessory" will be the price therefor listed in the Master Price List with no reduction for stock order discounts or any other discounts; [***]. As used herein, the term "Aged Parts"
                                                                   ----------
shall mean, with respect to any Company, all items in inventory of those stock keeping units of "returnable parts" and "returnable accessories" for which such Company has had no bona-fide sale to an unaffiliated third party at arm's length within [***] months of the Closing Date. All parts and accessories listed (coded) in the Master Price List as nonreturnable to the Manufacturer shall be classified as "nonreturnable." The value for each "nonreturnable" part and accessory, non-Manufacturer part or accessory, "Jobber" or "NPN" parts and accessories (collectively, the "Nonreturnable Parts"), shall be equal to [***]
                                -------------------
percent ([***}%) of dealer cost; provided, however, in the event that the
                                 --------  -------
aggregate value for Nonreturnable Parts (determined as aforesaid) for the Companies exceeds [***] percent ([***]%) of the aggregate value for the parts Inventory with respect to the Companies, the value for such Nonreturnable Parts whose aggregate value (determined as aforesaid) is in excess of [***] percent ([***]%) of the aggregate value for the parts Inventory shall be as mutually agreed by the Buyer and the Seller. The value of any other parts not addressed in this subsection shall equal a value as mutually agreed between the Buyer and the Seller. Special accessories such as vogue tires, custom wheels, chrome trim, gold trim, tops, CD players, etc., which are compatible with current model year New Vehicles will be valued at dealer cost; provided, however, the amount of
                                            --------  -------
such special accessory inventory shall not exceed a supply that will reasonably equip [***] vehicles per store. The value of special accessories in excess of that needed to reasonably equip [***] vehicles per store, as well as special accessories for prior model year vehicles, will be valued as mutually agreed between the Buyer and the Seller. The Closing Balance Sheet shall allocate no value to any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

accessories and the Seller may cause the respective Company to divest any such parts or accessories prior to Closing in accordance with Section 1.5. As to any item for which the value must be mutually agreed between the Buyer and the Seller, if an agreed upon value cannot be reached for such item, no value shall be allocated to such item and the Seller may cause the respective Company to divest any such item prior to Closing in accordance with Section 1.5.

                         (VIII) Miscellaneous Inventories. "Miscellaneous
                                -------------------------   -------------
Inventories" shall include all useable gas, oil and grease, all undercoat
-----------
material and body materials in unopened cans and such other miscellaneous useable and saleable articles in unbroken lots (including office supplies) which are owned by the Companies on the Closing Date provided that Miscellaneous Inventories shall not include any miscellaneous inventories which represent more than a sixty (60) day supply of any particular item(s). The value of the Miscellaneous Inventories shall be equal to the replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory. The Closing Balance Sheet shall allocate no value to any miscellaneous items that are not included in the Miscellaneous Inventories, including such items of miscellaneous inventories which represent more than a sixty (60) day supply of such item, and the Seller may cause the respective Company to divest any such miscellaneous items prior to Closing in accordance with Section 1.5.

                         (IX)   Work in Process. The value of any repair orders
                                ---------------
which are in process at the opening of business on the Closing Date shall be the respective Company's actual cost for parts and labor for such orders as the respective Company shall have caused to be performed.

                         (X)    Fixtures and Equipment. The value of all
                                ----------------------
fixtures, machinery, equipment (including special tools and shop equipment reasonably necessary for the servicing of motor vehicles), furniture, and all signs and office equipment (including, without limitation, computer equipment used in normal dealership operations) owned by each Company and used or held for use in such Company's business, but excluding leasehold improvements unless they are located at premises which are subject to a Lease and any vehicles used or held for use in such Company's business, such as (without limitation) Company-owned vehicles, service loaners, and rental car vehicles (collectively, "Fixtures and ------------ Equipment"), shall be the respective Company's depreciated book value thereof; --------- provided, however, the Closing Balance Sheet shall allocate no value to any -------- ------- items of Fixtures and Equipment which (a) are leased, or (b) are not physically identifiable.

                         (XI)   Prepaid Expenses. The Closing Balance Sheet will
                                ----------------
include as an asset the amount of all prepaid expenses of the respective Company to the extent the amount of such prepaid expenses can be used by the respective Company at such Company's actual cost, prorated as of the Closing Date.

                    (ii) If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Seller has not given the Buyer notice of the Seller's objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Seller's objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Seller. If the Seller shall have given such notice of objection in a timely manner then the Buyer and the Seller shall use their reasonable best efforts to resolve the items in dispute. If the Buyer and the Seller are unable to resolve their dispute within thirty (30) days from the date of the Seller's notice of objection, then the issues in dispute will be submitted to the Detroit, Michigan office of a "Big Five" or other accounting firm which is mutually acceptable to the Buyer and the Seller (the "Accountants") for
                                                      -----------
resolution. If issues in dispute are submitted to the Accountants for resolution: (A) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), with a copy of such work papers, documents and information being provided to the other party, and will be afforded the opportunity to present to the Accountants any material relating to the determination (with a copy of such material being provided to the other party) and, at the request of the Accountants, the parties may jointly conduct a conference with the Accountants to discuss the determination; (B) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (C) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (D) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination. For purposes of this Agreement, a "Business Day" is a
                                                           ------------
day other than a Saturday, a Sunday or a day on which banks are required to be closed in the State of North Carolina.

                    (iii) If the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is at least equal to the Six Million Dollars ($6,000,000), or if there is a Net Book Value Excess (as defined below), the Buyer and the Seller shall, except to the extent there are pending claims for indemnity, promptly execute and deliver to the Escrow Agent a joint instruction to deliver all of the Escrow Shares held under the Escrow Agreement to the Seller. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is greater than Six Million Dollars ($6,000,000), the Buyer shall be obligated to pay the amount of such excess (the "Net Book Value Excess") by
                                                 ---------------------
delivering as promptly as possible to the Seller, that number of additional shares of Common Stock (the "Additional Shares") obtained by dividing the Net
                             -----------------
Book Value Excess by the Market Price (as defined below) as of the date of delivery, rounded to the next whole share. As used herein, the term "Market
                                                                     ------
Price" shall mean the average of the daily closing prices on the New York Stock
-----
Exchange for one share of Common Stock for the twenty (20) consecutive trading days ending on the last trading day immediately prior to the date of determination. All such Additional Shares shall be deemed to be "Registered Common Shares" for purposes of this Agreement. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than Six Million Dollars ($6,000,000), the Seller shall be obligated to pay the amount of such shortfall (the "Net Book
                                                                    --------
Value Shortfall") promptly to the Buyer. In furtherance of such obligation of
---------------
the Seller, the Buyer shall be entitled to a disbursement under the Escrow Agreement of that number of the Escrow Shares, up to all of the Escrow Shares, obtained by dividing the Net Book Value Shortfall by the Market Price as of the date of disbursement, rounded to the next whole share, or substituted cash as provided in Section 5(j) of the Escrow Agreement, and the Seller shall be obligated to execute and deliver promptly to the Escrow Agent a joint instruction with the Buyer to deliver such number of the Escrow Shares, or such substituted cash, to the Buyer, with any remaining Escrow Shares to be delivered to the Seller. To the extent that the Net Book Value Shortfall exceeds the value of the Escrow Shares disbursed to the Buyer, determined based upon the Market Price of such Escrow Shares as of the date of disbursement, the Seller shall be obligated to deliver promptly to the Buyer Registered Common Shares having a value, determined based upon the Market Price as of the date of delivery, equal to such excess and, failing to do so, to pay promptly to the Buyer, in cash or by wire transfer to an account or accounts designated by the Buyer, the amount of such excess, together with interest on the amount of such excess at the Buyer's floor plan financing rate from time to time in effect.

        1.3  Delivery of the Shares. At the Closing, the Seller shall deliver to
             ----------------------
the Buyer a certificate or certificates representing the Shares, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by the Seller. The Shares shall be delivered to the Buyer free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description (collectively, "Encumbrances").
                                      ------------

        1.4  Other Agreements.  It is the intention of the Buyer and the Seller
             ----------------
that the Closing under this Agreement take place concurrently with the respective closings under the Other Agreements.

        1.5  Certain Divestitures Prior to Closing. Prior to the Closing, the
             -------------------------------------
Companies may distribute to the Seller certain New Vehicles, Demonstrators, Used Vehicles, parts and accessories, and/or Miscellaneous Inventories, as contemplated by Section 1.2(d)(i) above (herein collectively referred to as the "Distributed Assets"). Such distribution shall be without representation or
 ------------------
warranty of any kind by the Companies and the Seller acknowledges that the Distributed Assets shall be distributed by the Companies "AS IS - WHERE IS". The Seller shall have a period of thirty (30) days following the closing to remove the Distributed Assets from the premises. The Buyer shall, and shall cause the Companies to, provide timely and reasonable access to the Seller for the purpose of removing the Distributed Assets during such thirty (30) day period.

        1.6  Accounts Receivable - Collections
             ---------------------------------

             (a) Commencing on and from the Closing Date, the Buyer shall cause each Company to make reasonably diligent and continuing efforts to timely collect all accounts receivable of such Company reflected on the Closing Balance Sheet (the "Accounts Receivable"); provided, however, (i) a Company shall not be
            -------------------    --------  -------
obligated to continue to do business with any account debtor if it believes that such continuation will not be in its best interests, and (ii) a Company will not be obligated to incur any Extraordinary Collection Costs (as hereinafter defined), nor will a Company incur any Extraordinary Collection Costs or compromise, settle or accept less than the full amount due in satisfaction of any account without the prior written approval of the Seller to be obtained in each case. As used herein, "Extraordinary Collection Costs" means direct
                            ------------------------------
out-of-pocket fees and expenses paid to outside debt collection agencies and/or attorneys for services in connection with the collection of the Accounts Receivable.

             (b) All monies received by each Company from account debtors shall be credited to the account of the remitting debtor in the order of the longest outstanding indebtedness due on the account; provided, however, a
                                                     --------  -------
Company shall not be obligated to credit such monies to any disputed amount of such accounts which the Seller reasonably agrees is in dispute.

              (c) Any amounts due on the Accounts Receivable which are not collected or realized by the Companies within one hundred twenty (120) days after the date the respective Accounts Receivable were billed shall be deemed uncollectible and the Companies shall have no further obligation to collect such amounts and the Seller shall, promptly upon demand by the Companies, pay such amounts to the respective Company or its designee and such Company shall, upon such payment, assign to the Seller the specific accounts in respect to which such payment is being made free and clear of all security interests, liens, charges and encumbrances.

              (d) In the event that a court of competent jurisdiction in a proceeding under any federal or state bankruptcy, insolvency or other similar law then in effect with respect to any account debtor shall order a Company to repay any of the Accounts Receivable collected and credited to the account of such account debtor, the amount of such repayment(s), plus the amount of all the reasonable costs and expenses of such Company (including reasonable attorneys' fees) incurred and/or paid in such proceeding, shall become the obligation of the Seller to such Company, payable on demand of such Company and such Company shall, upon receipt of such payment, assign to the Seller, without recourse and against an appropriate indemnity in favor of such Company, any rights of such Company with respect to such bankruptcy proceedings.

                                    ARTICLE 2
                                    ---------

                                     CLOSING
                                     -------

         The Closing shall take place at a mutually agreed upon location in Detroit, Michigan at 9:30 a.m., local time, on the date which is the sixtieth (60/th/) day after the date of this Agreement (the "Closing Date Deadline"),
                                                    ---------------------
subject to prior receipt by the Buyer of the approvals of General Motors Corporation (the "Manufacturer") contemplated in Sections 7.10 and 8.10 and
                  ------------
provided that the audited financial statements contemplated in Section 7.13 shall have been completed and the other conditions to Closing set forth in
Article 7 and Article 8 shall have been satisfied. If, as of the Closing Date Deadline, the Buyer shall not have obtained such approvals and/or such audited financial statements and other conditions to closing shall not have been completed or satisfied, the Buyer shall have the option (a) to terminate this Agreement if it appears unlikely that the approvals of the Manufacturer required by Sections 7.10 and 8.10 above shall be forthcoming, or (b) to extend the Closing Date Deadline for an additional thirty (30) day period. In addition to the foregoing, if the Seller reasonably believes that the approvals of the Manufacturer required by Sections 7.10 and 8.10 above will be forthcoming, the Seller may elect to extend the original Closing Date Deadline for an additional thirty (30) days. The date upon which the Closing shall take place is hereinafter called the "Closing Date." The Closing shall be deemed to be
                        ------------
effective as of the opening of business on the Closing Date.

                                    ARTICLE 3
                                    ---------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

        The Seller hereby represents and warrants to the Buyer, as follows:

        3.1  Ownership of Shares. The Seller owns of record and beneficially the
             -------------------
Shares. The Seller has, and will have at the time of the Closing, good and valid title to the Shares to be sold by the Seller hereunder, free and clear of all Encumbrances.

        3.2  The Seller's Power and Authority; Consents and Approvals.
             --------------------------------------------------------

             (a) The Seller is a trust duly formed and validly existing under the laws of the State of Michigan. The Seller has full trust capacity, right, power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Massey, as the sole trustee of the Seller, has the full power and authority to execute and deliver this Agreement on behalf of the Seller, and to execute and deliver all other agreements, documents and instruments to be executed and delivered by the Seller pursuant hereto.

             (b)  Except as set forth on Schedule 3.2(b) hereto, no
                                         ---------------
authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party with respect to a Material Agreement, is required in connection with the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder.

        3.3  Execution and Enforceability. This Agreement has been duly executed
             ----------------------------
and delivered by the Seller and constitutes, and the other agreements, documents and instruments to be executed by the Seller in connection herewith, when duly executed and delivered by the Seller, shall constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms except to the extent that enforceability may be limited by bankruptcy, insolvency and other securities laws affecting the enforcement of creditors' rights generally and general equity principles.

        3.4  Litigation Regarding the Seller and Massey. There are no actions,
             ------------------------------------------
suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Seller's knowledge, threatened against the Seller or Massey relating to the Shares, this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body. No judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Seller or Massey relating to the Shares, this Agreement or the transactions contemplated hereby.

        3.5  Interest in Competitors and Related Entities; Certain Transactions.
             ------------------------------------------------------------------

             (a)  Except as set forth on Schedule 3.5 hereto, neither the Seller
                                         ------------
or Massey, nor any Affiliate of the Seller or Massey, (i) has any direct or indirect interest in any person or entity engaged or involved in the business of owning and operating automobile and truck dealerships, which business includes, without limitation, the marketing and selling of new and used vehicles, the servicing of automobiles and trucks, collision and repair servicing of automobiles and trucks, or the provision of financing and insurance to the automotive customers, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, any of the Companies, or (iii) has a beneficial interest in any contract or agreement to which any of the Companies is a party; provided, however, that the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Seller or Massey, as the case may be, individually owns less than 3% of the issued and outstanding voting stock. For purposes of this Agreement, the term "Affiliate" shall mean
                                                        ---------
any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "control" means the possession, direct or indirect, of the power to
            -------
direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

              (b) Except as set forth in Schedule 3.5 hereto, there are no
                                         ------------
transactions between any of the Companies and the Seller or Massey (including the Seller's or Massey's Affiliates), or any of the directors, officers or salaried employees of any of the Companies, the family members of Massey, or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Seller or Massey, or any such officer, director or salaried employee, family member of Massey, or Affiliate or any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or, to the knowledge of the Seller, salaried employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         3.6  The Seller Not Foreign Person. Each of the Seller and Massey is a
              -----------------------------
"United States person" as that term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations
                                                ----
promulgated thereunder.

         3.7  Organization; Good Standing, Etc. Each of the Companies is a
              --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is not qualified, and the nature of its business does not require it to be qualified, to do business as a foreign corporation in any other jurisdictions.

         3.8  Capitalization. The authorized capital stock of each of the
              --------------
Companies is set forth on Schedule 3.8 hereto. The Shares constitute all of the
                          ------------
issued and outstanding shares of capital stock of the Companies. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are held by the Seller. Except as set forth on Schedule 3.8 hereto, there are no
                                               ------------
preemptive rights, whether at law or otherwise, to purchase any of the securities of any of the Companies, and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which any of the Companies is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible or exchangeable into shares of such capital stock or any other debt or equity security. There are no voting trusts, shareholder agreements or other agreements, instruments or rights of any kind or nature outstanding or in effect with respect to shares of capital stock of any of the Companies.

         3.9   Subsidiaries and Investments. None of the Companies owns or
               ----------------------------
maintains, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

         3.10  No Violation; Conflicts. Except as set forth on Schedule 3.10
               -----------------------                         -------------
hereto, the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Articles of Incorporation or By-Laws of any of the Companies, or the trust agreement of the Seller, (b) violate or conflict with any domestic law, ordinance, rule or regulation, or any judgment, order, writ, injunction, decree or similar command of any court, administrative or governmental agency or other body, material to any of the Companies, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of any of the Companies under, or violate or conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, or Material Agreement (as defined in Section 3.29) to which any of the Companies is a party or by which any of the Companies or any of their respective assets or properties is bound, (d) result in the creation or imposition of any Encumbrance of any nature upon any of the assets or properties of any of the Companies, (e) constitute an event permitting termination of any Material Agreement of any of the Companies, or (f) require any authorization, approval or consent of, or any notice to or filing or registration with, any governmental agency or body, or any other third party with respect to a Material Agreement, in each case, applicable to any of the Companies or any of their respective properties or assets.

         3.11  Title to Assets; Related Matters.
               --------------------------------

               (a) Each of the Companies has good and valid title to all assets, rights, interests and properties, tangible and intangible, owned by them, other than the Distributed Assets (collectively, the "Assets"), free and
                                                            ------
clear of all Encumbrances, except those specified on Schedule 3.11 and liens for
                                                     -------------
Taxes not yet due and payable; provided, however, the foregoing shall not apply
                               --------  -------
to the Real Property.

               (b) The Assets include all properties and assets (real, personal and mixed, tangible and intangible) owned by the Companies and used or held for use in the conduct of their respective businesses other than the Distributed Assets.

         3.12  Possession. The tangible assets included within the Assets are
               ----------
physically identifiable and are in the possession or control of the respective Companies and, except as set forth on Schedule 3.12, no other person or entity
                                      -------------
has a right to possession or claims possession of all or any part of such Assets, except the rights of lessors of Leased Equipment and Leased Premises (each as defined in Section 3.16 hereof) under their respective contracts and leases.

         3.13  Financial Statements.
               --------------------

               (a) The Seller has delivered to the Buyer prior to the date hereof:

                    (i) the unaudited balance sheets of the respective Companies and the related unaudited statements of income for the last two fiscal years of the respective Companies (including the notes thereto and any other information included therein) (collectively, the "Annual Financial Statements");
                                                  ---------------------------
and

                    (ii) the monthly year-to-date unaudited balance sheet of the respective Companies and the related unaudited statements of income (collectively, the "Interim Financial Statements"; the Annual Financial
                    ----------------------------
Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements").
                    --------------------

               (b) The Financial Statements (i) are in accordance in all material respects with the books and records of the respective Companies, which books and records are true, correct and complete in all material respects, (ii) fairly present the financial condition of the respective Companies as of the dates indicated and the results of operations of the respective Companies for the periods indicated, and (iii) except as set forth in Schedule 3.13, have been
                                                        -------------
prepared in accordance with GAAP consistently applied, subject, in the case of unaudited financial statements, to the absence of footnotes and for normal year-end adjustments.

         3.14  [Intentionally Left Blank].

         3.15  Inventories. The levels of the inventories of the respective
               -----------
Companies are materially consistent with the levels maintained by the respective Companies in the ordinary course consistent with past practice and the respective Companies' obligations under their respective agreements with the Manufacturer and all applicable distributors. The values at which such inventories are carried are based on the LIFO method and are stated in accordance with GAAP by the respective Companies at the lower of historic cost or market. To the knowledge of the Seller, an adequate reserve has been established by each of the Companies for damaged, spoiled, obsolete, defective, or slow-moving goods and such reserve is consistent with both the operation of such Company in the ordinary course of business and past practice.

         3.16  Real Property; Machinery and Equipment.
               --------------------------------------

               (a)  Schedule 3.16(a) hereto contains a complete list and brief
                    ----------------
description of all real property owned by the respective Companies, as well as all the real property of the respective Companies to be acquired by the Buyer pursuant to the Other Agreements, and a summary description of the improvements (including buildings and other structures) located thereon (collectively, the "Owned Real Property"). Each of the Companies is the sole owner of the Owned
 -------------------
Real Property owned by it and, as of the Closing, shall hold such Owned Real Property in fee simple or its equivalent under local law, free and clear of all building use restrictions, exceptions, variances, limitations or other title defects of any nature whatsoever, except those set forth in Schedule 3.16(a)
                                                            ----------------
hereto and the "Permitted Exceptions" under the respective Real Property Agreements (the "Permitted Encumbrances"). Except as set forth on Schedule
                 ----------------------                           --------
3.16(a) hereto, there are no leases, written or oral, affecting all or any part
-------
of the

Owned Real Property. The only real property (other than the Leased Premises) used by each of the Companies in connection with such Company's business is the Owned Real Property. To the knowledge of the Seller, the Owned Real Property (including, without limitation, the roof, the walls and all plumbing, wiring, electrical, heating, air conditioning, fire protection and other systems, as well as all paved areas, included therein or located thereat) is in good working order, condition and repair and is not in need of maintenance or repairs except for maintenance and repairs which are routine, ordinary and not material in nature or cost.

               (b)  Schedule 3.16(b) hereto contains a complete list and
                    ----------------
description (including buildings and other structures thereon and the name of the owner thereof) of all real property of which any of the Companies is a tenant (herein collectively referred to as the "Leased Premises," and, together
                                                ---------------
with the Owned Real Property, sometimes collectively referred to as the "Real
                                                                         ----
Property"). True, correct and complete copies of all leases of all Leased
--------
Premises (the "Leases") have been delivered to the Buyer. The Leased Premises
               ------
(including, without limitation, the roof, the walls and all plumbing, wiring, electrical, heating, air conditioning, fire protection and other systems, as well as all paved areas, included therein or located thereat) are in good working order, condition and repair and are not in need of maintenance or repairs except for maintenance and repairs which are routine, ordinary and not material in nature or cost. With respect to each Lease, to the knowledge of the Seller, no event or condition currently exists which would give rise to a material repair or restoration obligation if such Lease were to terminate. Except as set forth in the Leases, the Seller has no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Leases (including, without limitation, any pending Tax reassessment or other special assessment affecting the Leased Premises).

               (c) To the knowledge of the Seller, there has been no work performed, services rendered or materials furnished in connection with repairs, improvements, construction, alteration, demolition or similar activities with respect to the Leased Premises for at least ninety (90) days before the date hereof; there are no outstanding claims or persons entitled to any claim or right to a claim for a mechanics' or materialman's lien against the Leased Premises; and there is no person or entity other than the respective Company in or entitled to possession of the Leased Premises.

               (d) To the knowledge of the Seller, each of the Companies has all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the business the respective Company now conducts, all such easements and rights are perpetual, unconditional appurtenant rights to the Leased Premises, and none of such easements or rights are subject to any forfeiture or divestiture rights.

               (e) Neither the whole nor any portion of any of the Real Property has been condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and to the knowledge of the Seller, no such condemnation, expropriation, sale or taking is threatened or contemplated. The Seller has no knowledge of any pending assessments which would affect the Real Property.

               (f) None of the Real Property is in violation in any material respect of any public or private restriction or any law or any building, zoning, health, safety, fire or other law, ordinance, code or regulation, and no notice from any governmental body has been served upon any of the Companies or upon any of the Real Property claiming any violation in any material respect of any such law, ordinance, code or regulation or requiring or calling to the attention of any of the Companies the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with in all material respects. To the knowledge of the Seller, all improvements which comprise a part of the Real Property are located within the record lines of the Real Property and none of the improvements located on the Real Property encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Real Property or any easements or rights of way servicing the Real Property.

               (g)  Schedule 3.16(g) hereto sets forth a list of all material
                    ----------------
machinery, equipment, motor vehicles, furniture and fixtures owned by each of the Companies (collectively, the "Owned Equipment").
                                  ---------------

               (h)  Schedule 3.29(a) hereto contains a list of all Material
                    ----------------
Agreements, whether written or oral, under which each of the Companies is lessee of or holds or operates any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third party (collectively, the "Leased Equipment").
                                ----------------

               (i) The Owned Equipment and the Leased Equipment are, taken as a whole with respect to each Company, in good operating condition, maintenance and repair taking into account the age thereof.

         3.17  Patents; Trademarks; Tradenames; Service Marks; Copyrights;
               ----------------------------------------------------------
Licenses, Etc.
--------------

               (a)  Except as set forth on Schedule 3.17 hereto, there are no
                                           -------------
patents, trademarks, trade names, service marks, service names and copyrights, and there are no applications therefor or licenses thereof, whether patentable or unpatentable, that are owned or leased by any of the Companies or used in the conduct of any Company's business. None of the Companies are a party to, and no Company pays royalty to anyone under, any license or similar agreement. Neither the Seller nor any of the Companies has received a written claim, and, to the knowledge of the Seller, there is no reasonable basis for any claim, against any of the Companies that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that any of the Companies is otherwise wrongfully using the property rights of others. Neither the Seller nor any of the Companies has asserted any claim, and, to the knowledge of the Seller, there is no reasonable basis for any claim by any Company against any third party that the operations, activities or products of such third party infringe the patents, trademarks, trade names, service marks, service names, copyrights or other property rights of such Company or that such third party is otherwise wrongfully using the property rights of such Company.

               (b) To the knowledge of the Seller, each of the Companies has the right to use in the State or States set forth opposite such Company's name on Schedule 3.17 hereto, the names "Massey" and "Don Massey" and the other
   -------------
tradenames and service marks listed opposite
such Company's name on Schedule 3.17 hereto, and, except as set forth on
                       -------------
Schedule 3.17 to the knowledge of the Seller, no person uses, or has the right
-------------
to use, such names, tradenames or service marks or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership in the territories in which the Companies operate their respective businesses.

         3.18  Certain Liabilities.
               ------------------

               (a) All accounts payable by the respective Companies to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past-due.

               (b)  Schedule 3.18 hereto sets forth a list of all indebtedness
                    -------------
of each Company, other than accounts payable, as of the close of business on the day preceding the date hereof, including, without limitation, money borrowed, indebtedness of such Company owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums and the unpaid principal amount of such indebtedness as of such date.

         3.19  No Undisclosed Liabilities. No Company has any material
               --------------------------
liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured (including, without limitation, any of the foregoing which may be owed to the Seller, Massey or any of its or his Affiliates), other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, (c) disclosed specifically on
Schedule 3.19 hereto or otherwise reasonably disclosed in this Agreement or the
-------------
other schedules hereto, or (d) executory obligations under any Material Agreements or under any other contracts entered into in the ordinary course of business.

         3.20  Absence of Changes. Since October 31, 2001, the business of the
               ------------------
Companies has been operated in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.20 hereto, there has not been
                                      -------------
incurred, nor has there occurred, except as contemplated in Section 1.5 hereof and except for matters generally affecting the Companies' industry: (a) any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of the Companies in excess of $50,000; (b) any strikes, work stoppages or other labor disputes involving the employees of any of the Companies; (c) any sale, transfer, pledge or other disposition of any of the assets of the Companies having an aggregate book value of $50,000 or more (except sales of vehicles and parts and accessories inventory in the ordinary course of business); (d) any declaration or payment of any dividend or other distribution in respect of its capital stock or any redemption, repurchase or other acquisition of its capital stock other than distributions reflected in the Closing Balance Sheet; (e) any amendment, termination, waiver or cancellation of any Material Agreement (as defined in Section 3.29 hereof) or any termination, amendment, waiver or cancellation of any material right or claim of any of the Companies under any Material Agreement (except in each case in the ordinary course of business and consistent with past practice); (f) any (i) general uniform increase in the compensation of the employees of any of the Companies (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), other than in the ordinary course of business, (ii) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, other than in the ordinary course of business, or (iii) loan or commitment therefor made by any of the Companies to any officer, director, stockholder, employee, consultant or agent of any of the Companies; (g) any change in the accounting methods, procedures or practices followed by any of the Companies or any change in depreciation or amortization policies or rates theretofore adopted by any of the Companies; (h) any material change in policies, operations or practices of any of the Companies with respect to business operations followed by any of the Companies, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of any of the Companies concerning the employees of any of the Companies; (i) any capital appropriation or expenditure or commitment therefor on behalf of any of the Companies in excess of $50,000 individually or $100,000 in the aggregate; (j) any write-down or write-up of the value of any inventory or equipment of any of the Companies or any increase in inventory levels in excess of historical levels for comparable periods; (k) any account receivable in excess of $50,000 or note receivable in excess of $50,000 owing to any of the Companies which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against it any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (l) any other change in the condition (financial or otherwise), business operations, assets, earnings or business of any of the Companies which has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of any of the Companies; or (m) any agreement, whether in writing or otherwise, for any of the Companies to take any of the actions enumerated in this Section 3.20.

         3.21  Tax Matters.
               -----------

               (a) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the respective
                          -----
Companies for all periods prior to the date hereof have been fully paid or adequately reserved for by the respective Companies or, with respect to Taxes required to be accrued, such Company has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of such Company. References herein to "Tax" are references to one or more Taxes.

               (b) All federal, state and local Tax returns and Tax reports required as of the date hereof to be filed by each Company for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by each Company with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects.

               (c) The federal and state income Tax returns of each Company have been audited by the Internal Revenue Service ("IRS") or are closed by the
                                                    ---
applicable statutes of limitations for all taxable years through the date set forth on Schedule 3.21. Except as set forth on Schedule 3.21 hereto, no Company
         -------------                         -------------
has received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. Except as set forth on Schedule 3.21 hereto, no
                                                     -------------
examination or audit of any Tax return or report of any Company by any applicable Taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return or report of such Company. Copies of all federal, state and local Tax returns and reports required to be filed by such Company for the years ended 2000, 1999 and 1998, together with all schedules and attachments thereto, have been delivered by the Seller to the Buyer.

               (d) No Company is now, nor has it ever been, a member of a consolidated group for federal income Tax purposes or a consolidated, combined or similar group for state Tax purposes. No consent under Code Section 341 has been made affecting any Company. No Company is a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under Code Section 280G. No Company is required to make any adjustment under Code Section 481(a). No power of attorney relating to Taxes is currently in effect affecting any Company.

         3.22  Compliance with Laws, Etc. The Companies have conducted their
               -------------------------
respective operations and business in material compliance with, and all of the Assets (including all of the Real Property and Leased Equipment) comply in all material respects with, (a) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anti-competitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.36 hereof) and (b) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. None of the Companies has received in the past five (5) years any written notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, writs, judgments, injunctions, decrees or ordinances. Set forth on Schedule 3.22 hereto are all orders, writs,
                                    -------------
judgments, injunctions, decrees and other awards of any court or governmental agency applicable to the respective Companies and/or their respective business or operations. The Seller has delivered to the Buyer copies of all reports in the Seller's possession, or reasonably available to the Seller, if any, of the respective Companies required to be submitted since January 1, 1996 under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected by the respective Companies and any deficiencies noted by inspection through the Closing Date will have been corrected by the respective Companies by the Closing Date.

         3.23  Litigation Regarding the Companies. Except as set forth on
               ----------------------------------
Schedule 3.23 hereto, there are no actions, suits, claims, investigations or
-------------
legal, administrative or arbitration proceedings pending, or, to the Seller's knowledge, threatened, against any of the Companies or relating to any of their respective assets, business or operations or the transactions contemplated by this Agreement, and the Seller does not know of any reasonable basis for the institution of any such suit or proceeding. Except as set forth on Schedule
                                                                   --------
3.23, to the knowledge of the Seller, all actions, suits or proceedings pending
----
or, to the knowledge of the Seller, threatened against or affecting any of the Companies are covered in full by insurance, without any reservations of rights, subject only to the payment of applicable deductibles. No order, writ, judgment, injunction, decree or similar command of any court or any governmental or administrative agency or other body has been entered against or served upon any of the Companies relating to any of the Companies or any of their respective assets, business or operations.

     3.24 Permits, Etc. Set forth on Schedule 3.24 hereto is a list of all
          ------------               -------------
material governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Companies to own and operate their respective businesses as presently conducted (collectively, the "Permits"). All such Permits have been duly and lawfully
                    -------
secured or made by the respective Companies and are in full force and effect. There is no proceeding pending, or, to the Seller's knowledge, threatened or probable of assertion, to revoke or limit any such Permit. Except as set forth on Schedule 3.24 hereto, none of the transactions contemplated by this Agreement
   -------------
will terminate, violate or limit the effectiveness of any such Permit.

     3.25 Employees; Labor Relations. As of the date hereof, the Companies
          --------------------------
employ the total number of employees set forth on Schedule 3.25. As of the date
                                                  -------------
hereof: (a) none of the Companies is delinquent in the payment (i) to or on behalf of its past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant;
(b) there are no collective bargaining agreements currently in effect between any of the Companies and labor unions or organizations representing any employees of any of the Companies; (c) no collective bargaining agreement is currently being negotiated by any of the Companies; (d) to the knowledge of the Seller, there are no union organizational drives in progress and there has been no formal or informal request to any of the Companies for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) to the knowledge of the Seller, no dispute exists between any of the Companies and any of its sales representatives or, to the knowledge of the Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation. No employees of the Companies will be entitled to any severance or other payment in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.26 Compensation. Schedule 3.26 contains a schedule of all employees
          ------------  -------------
(including sales representatives) and consultants of the respective Companies
(a) whose individual cash compensation for the year ended December 31, 2000 is in excess of $100,000, or (b) whose individual cash compensation is expected to exceed $100,000 in the current calendar year, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 2000 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

     3.27 Employee Benefits.
          -----------------

         (a) The Seller has listed on Schedule 3.27 and has delivered to the Buyer true and complete copies of all Employee Plans (as defined below) established, maintained or contributed to by or on behalf of the Companies (which shall include for this purpose and for the purpose of all of the representations in this Section 3.27, all employers, whether or not incorporated, that are treated together with the Companies as a single employer within the meaning of Section 414 of the Code). The term "Employee Plan" shall include all plans described in ------------- Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, ----- stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the respective Companies and maintained or contributed to by the respective Companies.

          (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA, the Code and all other applicable laws; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. None of the Companies maintains nor contributes to, and has never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or are reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or are reasonably likely to result in any material liability (whether or not asserted as of the date hereof) of any of the Companies or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Seller, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. None of the Companies has made any promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to current or future retirees or other former employees of such Company, except as specifically required by law. Neither the Seller nor any of the Companies has received any written claim and, to the knowledge of the Seller, there are no threatened claims (other than routine claims for benefit) or lawsuits with respect to any of the Companies' Employee Plans. Schedule 3.27 hereto sets forth a list of each Company's employees or
       -------------
former employees who are currently receiving COBRA continuation coverage. As used in this Section 3.27, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA or the Code, as the case may be. No termination, "back-end" load or other similar fee or expense is payable in connection with the termination and winding up of any of the Employee Plans in accordance with Section 5.15 below.

     3.28 Powers of Attorney. There are no persons, firms, associations,
          ------------------
corporations or business organizations or entities holding general or special powers of attorney from any of the Companies.

     3.29 Material Agreements.
          -------------------

          (a) Set forth on Schedule 3.29(a) hereto is a list or, where
                           ----------------
indicated, a brief description of all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which, in all cases, are material to any Company or its business or assets (collectively, the "Material Agreements"). For
                                              -------------------
purposes of this Agreement, a "material" contract, lease or other obligation contemplated by this Section 3.29(a) shall be any contract, lease or other obligation of the Company which either (a) gives rise to an ordinary course payment obligation of $5,000 per month or more or (b) is not terminable upon notice of thirty (30) days or less without penalty. True copies of all written Material Agreements and written summaries of all oral Material Agreements described or required to be described on Schedule 3.29(a)
                                                             ----------------
have been furnished to the Buyer.

          (b) Each of the Companies has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Agreement is in default in any material respect of any of its obligations thereunder. Each of the Material Agreements is valid and in full force and effect and enforceable against the Company and, to the knowledge of the Seller, the other parties thereto in accordance with their respective terms, and, except as set forth in
Schedule 3.29(b) hereto, the consummation of the transactions contemplated by
----------------
this Agreement will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

     3.30 Brokers' or Finders' Fees, Etc. No agent, broker, investment banker,
          ------------------------------
person or firm acting on behalf of any of the Companies or the Seller or Massey or any person, firm or corporation affiliated with Massey or under his authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby, other than any such fee or commission the entire cost of which will be borne by the Seller.

     3.31 Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular
          ------------------------------------------------------------
Telephones. Schedule 3.31 hereto lists all bank accounts, credit cards and safe
----------  -------------
deposit boxes in the name of, or controlled by, the respective Companies, and all cellular telephones provided and/or paid for by the respective Companies, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

     3.32 Insurance.
          ---------

          (a) Schedule 3.32(a) hereto contains a list of all policies of
              ----------------
liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Companies on their respective properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). None of the Companies is in material default with respect to any provision contained in any such insurance policy or has failed to give any notice or present any material claim under any such insurance policy in a due and timely fashion. No notice of cancellation or termination has been received with respect to any such policy. None of the Companies has, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

          (b) Set forth on Schedule 3.32(b) hereto is a summary of information
                           ----------------
pertaining to material property damage and personal injury claims in excess of $5,000 against the respective Companies during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier.

     3.33 Warranties. Set forth on Schedule 3.33 hereto are descriptions or
          ----------               -------------
copies of the forms of all express warranties and disclaimers of warranty made by the respective Companies (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past two (2) years to customers or users of the vehicles, parts, products or services of the respective Companies. There have been no breach of warranty or breach of representation claims against any of the Companies during the past five (5) years which have resulted in any cost, expenditure or exposure to such Companies of more than $50,000 individually or in the aggregate (on annual basis).

     3.34 Directors and Officers. Set forth on Schedule 3.34 hereto is a true
          ----------------------               -------------
and correct list of the names and titles of each director and officer of each of the Companies.

     3.35 Suppliers and Customers. None of the Companies is required to provide
          -----------------------
bonding or any other security arrangements in connection with any transactions with any of its respective customers and suppliers.

     3.36 Environmental Matters.
          ---------------------

          (a) For purposes of this Section 3.36, the following terms shall have the following meaning: (i) "Environmental Law" means all applicable federal,
                            -----------------
state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment; (ii) "Hazardous Materials" means any waste, pollutant,
                       -------------------
chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, asbestos, radioactive materials, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

          (b) The Companies have obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the lawful conduct and operation of the Assets and the businesses of the respective Companies in all material respects ("Environmental Permits"). All such
                                     ---------------------
Environmental Permits are in good standing, each of the Companies is and has been in compliance in all material respects with the terms and conditions of all such Environmental Permits applicable to it, and, to the knowledge of the Seller, no appeal or any other action is pending or threatened to revoke any such Environmental Permit.

          (c) Each of the Companies and their respective businesses, operations and assets are and have been in compliance in all material respects with all Environmental Laws.

          (d) None of the Companies, the Seller or Massey has received in the past five (5) years any written (or oral in the case of Massey) order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material on, in or under the Real Property or any other property formerly owned, used or leased by any Company, (ii) any other circumstances forming the basis of any actual or alleged violation by any Company, the Seller or Massey of any Environmental Law or any liability of such Company, the Seller or Massey under any Environmental Law, (iii) any remedial or removal action required to be taken by any Company, the Seller or Massey under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor does the Seller have knowledge of any facts which might reasonably give rise to such notice or communication. Except as set forth on Schedule 3.36, none of the Companies, the Seller or Massey is a party
         -------------
to any agreements concerning any removal or remediation of Hazardous Materials.

          (e) No lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or, to the knowledge of the Seller, threatened under any Environmental Law with respect to any of the Companies, the Seller, Massey or the Real Property.

          (f) No Hazardous Materials are or have been released, discharged, spilled or disposed of or have migrated onto, the Real Property or any other property previously owned, operated or leased by the respective Companies in material violation of, or so as to impose liability under, any Environmental Law, and no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by any of the Companies, or to such Company's past or present operations, which would constitute a material violation of any Environmental Law, or otherwise impose liability under, any Environmental Law.

          (g) To the knowledge of the Seller, none of the Companies, the Seller or Massey or any of their respective predecessors in interest, has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or (iii) about which any of the Companies, the Seller or Massey has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

          (h) No environmental lien has attached or, to the knowledge of the Seller, is threatened to be attached to the Real Property.

          (i) No employee of any of the Companies in the course of his or her employment with such Company has been exposed to any Hazardous Materials or other substance, generated, produced or used by such Company which could impose liability (whether or not a claim has been asserted) against such Company.

          (j) Except as set forth on Schedule 3.36 hereto, the Real Property
                                     -------------
does not contain any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos in a form which requires removal or remediation; (iii) polychlorinated biphenyls (PCBs) in a form which requires removal or remediation; (iv) underground injection or monitoring wells; or (v) underground storage tanks.

          (k) To the knowledge of the Seller, except as set forth on Schedule
                                                                     --------
3.36, there have been no environmental studies or reports made relating to the
----
Real Property or, to the knowledge of the Seller, any other property or facility previously owned, operated or leased by any of the Companies.

          (l) No Company has agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person or entity under any Environmental Law for environmental matters or conditions.

     3.37 [Intentionally Left Blank].

     3.38 Manufacturer Communications. Except as set forth on Schedule 3.38, the
          ---------------------------                         -------------
Manufacturer has not (a) notified any of the Companies in writing, or Massey in any manner, of any deficiency in dealership operations, including, but not limited to, the following areas: (i) brand imaging, (ii) facility conditions,
(iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or (vi) sales incentives; (b) otherwise advised any of the Companies in writing, or Massey in any manner, of a present or future need for facility improvements or upgrades in connection with any Company's business; or
(c) notified any of the Companies in writing, or Massey in any manner, of the awarding or possible awarding of its franchise to an entity or entities other than such Company in the Metropolitan Statistical Area in which such Company operates.

     3.39 Special Representations Regarding the Registered Common Shares. The
          --------------------------------------------------------------
Seller represents and warrants to the Buyer as follows with respect to the Registered Common Shares to be acquired by the Seller hereunder (for purposes of this Section 3.39, the "Securities"):
                        ----------

          (a) The Seller has received copies of the Prospectus and the Reports (as defined in Section 4.8 below).

          (b) The Seller understands, and has the financial capability of assuming, the economic risk of an investment in the Securities for an indefinite period of time, and acknowledges that the Securities are subject to restrictions during the Lock-Up Period.

          (c) The Seller has, to the extent the Seller has deemed necessary, consulted with the Seller's own investment advisors, legal counsel and tax advisors regarding an investment in the Securities.

          (d) The Seller acknowledges that, except as specifically set forth in this Agreement (including the Exhibits hereto), the Buyer is not under any obligation (i) to register the Securities or any offers and sales of the Securities by the Seller, or (ii) to furnish any information or to take any other action to assist the Seller in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Securities by the Seller.

     3.40 Misstatements and Omissions. To the knowledge of the Seller, no
          ---------------------------
representation and warranty by the Seller contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller to the Buyer in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
                                    ---------

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

     The Buyer hereby represents and warrants to the Seller as follows:

     4.1 Organization and Good Standing. The Buyer is a corporation duly
         -------------------------------
organized and validly existing and in good standing under the laws of the State of Delaware.

     4.2 Buyer's Power and Authority; Consents and Approvals.
         ---------------------------------------------------

         (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

         (b) Except as set forth in Schedule 4.2(b) hereto, no authorization,
                                     ---------------
approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby or thereby or the performance by the Buyer of its obligations hereunder and thereunder.

     4.3 Execution and Enforceability. This Agreement has been executed and
         ----------------------------
delivered by the Buyer and this Agreement constitutes, and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, when executed and delivered by the Buyer, shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor's rights generally and general equity principles.

     4.4 Litigation Regarding Buyer. There are no actions, suits, claims,
         --------------------------
investigations or legal, administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened against the Buyer relating to this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Buyer relating to this Agreement or the transactions contemplated hereby.

     4.5 No Violation; Conflicts. The execution and delivery by the Buyer of
         -----------------------
this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Certificate of Incorporation or By-Laws of the Buyer, (b) violate or conflict with any domestic law, ordinance, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or governmental agency or other body, material to the Buyer or (c) violate any material agreement to which the Buyer is a party or by which the Buyer is bound.

     4.6 Authorization of Registered Common Shares. The issuance of the
         -----------------------------------------
Registered Common Shares has been duly authorized by all necessary corporate action of the Buyer. Upon the issuance of the Registered Common Shares pursuant to this Agreement, the Registered Common Shares shall be validly issued, fully paid and non-assessable.

     4.7 Capitalization. The authorized capital stock of the Buyer consists of:
         --------------

         (a) 3,000,000 shares of Preferred Stock, par value $0.10 per share, of which 300,000 shares are designated Class A Convertible Preferred Stock and are, in turn, divided into 100,000 shares of Series I (the "Series I Preferred
                                                       ------------------
Stock"), 100,000 shares of Series II (the "Series II Preferred Stock") and
-----                                      -------------------------
100,000 shares of Series III (the "Series III Preferred Stock"); as of November
                                   --------------------------
13, 2001, no shares of Series I Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, no shares of Series II Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, and no shares of Series III Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer;

         (b) 100,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 28,308,039 shares are issued and outstanding as of November 13, 2001; and

         (c) 30,000,000 shares of Class B Common Stock, par value $0.01 per share, of which 12,029,375 shares are issued and outstanding as of November 13, 2001.

     4.8 Disclosure Materials. The Buyer has delivered to the Seller true,
         --------------------
correct and complete copies of (i) the Prospectus, (ii) the Buyer's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2000 (the "Form
                                                                      ----
10-K"), (iii) the Buyer's Quarterly Reports on Form 10-Q for the quarters ended
----
March 31, 2001, June 30, 2001 and September 30, 2001 (the "Forms 10-Q"), (iv)
                                                           ----------
any Current Reports on Form 8-K filed since the period covered by the Form 10-K (the "Forms 8-K"), each in the form (excluding exhibits) filed with the SEC, and
      ---------
(iv) the Buyer's Definitive Proxy Statement filed with the SEC on April 4, 2001 (the "Proxy Statement" and together with the Form 10-K, the Forms 10-Q and the
      ---------------
Forms 8-K, "Reports"). Neither the Prospectus nor any of the Reports contained,
            -------
at the time of filing thereof with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4.9 Brokers' or Finders' Fees, Etc. No agent, broker, investment banker,
         ------------------------------
person or firm acting on behalf of the Buyer or any person, firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby.

     4.10 Absences or Changes. Since September 30, 2001, the business of the
          -------------------
Buyer and its subsidiaries and affiliates has been operated in the ordinary course, consistent with past practice and, except for matters generally affecting the Buyer's industry, there has not been any of the following which has had, or could reasonably be expected to have, a material adverse effect on the Buyer and its subsidiaries and affiliates taken as a whole: (a) any physical damage, destruction or loss (whether or not covered by insurance); (b) any strike, work stoppage or other general labor dispute involving the Buyer or any of its subsidiaries or affiliates; (c) any action, suit, claim, investigation or legal, administrative or arbitration proceeding pending, or to Buyer's knowledge, threatened against Buyer, its subsidiaries or affiliates; or (d) any other change to the condition (financial or otherwise), business operation, assets, earnings, or business of Buyer, its subsidiaries or affiliates.

     4.11 Investment/Operational Interest.
          -------------------------------

          (a) The Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement.

          (b) The Buyer is acquiring the Shares for its own account, for investment or operational purposes, and not with a view to resale or for distribution of all or any portion of the Shares.

     4.12 Misstatements and Omissions. To the knowledge of the Buyer, no
          ---------------------------
representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Seller in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 5
                                    ---------

                       PRE-CLOSING COVENANTS OF THE SELLER
                       -----------------------------------

     The Seller hereby covenants and agrees that, from and after the date hereof until the Closing:

     5.1  Provide Access to Information; Cooperation with Buyer.
          -----------------------------------------------------

          (a) As promptly as possible after the date hereof, but in no event later than thirty (30) days after the date of this Agreement, the Seller shall deliver to the Buyer all of the due diligence materials described on Schedule
                                                                     --------
5.1 hereto. The Seller shall afford, and cause the Companies to afford, to the
---
Buyer, its attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Companies, and to interview personnel, suppliers and customers of the Companies, in order that the Buyer may have a full opportunity to make such investigation (including the Environmental Audit contemplated by Section 5.11 below) as it shall reasonably desire of the assets, businesses and operations of the Companies (including, without limitation, any appraisals or inspections thereof), and provide to the Buyer and its attorneys, accountants and representatives, such additional financial and operating data and other information as to the businesses and properties of the Companies as the Buyer shall from time to time reasonably request. The Seller's contact person(s) for purposes of arranging such access and requesting such additional information is Melissa Henaughen. All initial due diligence contacts shall be approved by Melissa Henaughen.

          (b) The Seller shall promptly notify the Manufacturer of the execution and delivery of this Agreement, and thereafter shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to the Manufacturer, as soon as practicable after the date hereof, of applications and any other information necessary to obtain the Manufacturer's consent to or the approval of the transactions contemplated by this Agreement. At the request of the Buyer, the Seller shall use its reasonable best efforts to assist the Buyer in effecting any one-time parts return offered by the Manufacturer, and will promptly pay over to the Buyer any monies received from the Manufacturer related thereto. The Seller's contact person(s) for purposes of requests by the Buyer for such assistance is Melissa Henaughen.

          (c) Within twenty (20) days after the date hereof, the Seller will obtain from a nationally recognized provider and provide to the Buyer, at the Seller's expense, a Uniform Commercial Code ("UCC") search report, judgment lien
                                              ---
reports and federal, state and local tax lien reports, with respect to each Company from all jurisdictions in which such Company and its assets are located. The Seller will obtain and provide to the Buyer separate UCC reports with respect to each Company's corporate name and all other names it has used in the last five (5) years. If the Seller does not timely provide such reports to the Buyer, the Buyer may obtain such reports, and the Seller shall reimburse the Buyer for all expenses incurred by the Buyer in connection therewith.

          5.2 Operation of Businesses of the Companies. Except as otherwise provided in this Agreement, the Seller shall cause each of the Companies to (a) maintain its corporate existence in good standing, (b) operate its business substantially as presently operated and only in the ordinary course and consistent with past operations and its obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use its reasonable best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all material respects with all applicable laws, rules and regulations, (e) maintain its insurance policies or, if any insurance policy terminates, obtain a replacement insurance policy with substantially similar coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against,
(g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due, (i) maintain the Employee Plans and each plan, agreement and arrangement listed on Schedule 3.27, and (j) maintain its property, plant ------------- and equipment in good operating condition in accordance with past practices. Notwithstanding the foregoing, the respective Companies may pay any or all amounts due from such Company to the Seller or any Affiliate thereof prior to the Closing and such payments shall be reflected in the Closing Balance Sheet.

         5.3 Books of Account. The Seller shall cause each of the Companies to
             ----------------
maintain its books and records of account in the usual, regular and ordinary manner.

         5.4 Employees. The Seller shall (a) use its reasonable best efforts
             ---------
(which shall not require the payment of money outside of the ordinary course) to encourage such personnel of each of the Companies as the Buyer may designate in writing to remain employees of such Company after the date of the Closing, and
(b) not take any action, or permit each of the Companies to take any action, to encourage any of the personnel of such Company to leave their positions with such Company.

         5.5 Certain Prohibitions. The Seller shall not permit any of the
             --------------------
Companies to (a) issue any equity or debt security or any options or warrants,
(b) enter into any subscriptions, agreements, plans or other commitments pursuant to which such Company is or may become obligated to issue any of its debt or equity securities, (c) otherwise change or modify its capital structure,
(d) engage in any reorganization or similar transaction or sell or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business, (e) declare or make payment of any dividend or other distribution in respect of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock unless such dividend, redemption, repurchase or acquisition is reflected in the Closing Balance Sheet, or (f) agree to take any of the foregoing actions.

         5.6 Other Changes. The Seller shall not take, nor shall they permit any
             -------------
of the Companies to take, cause, agree to take or cause to occur any of the actions or events set forth in Sections 3.20(c)-(j) and (m) of this Agreement.

         5.7 Additional Information. The Seller shall furnish and cause the
             ----------------------
respective Companies to furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligations of the Seller to satisfy the conditions to Closing set forth in Section 7.1 hereof.

         5.8 Publicity. Except as may be required by law or the rules of the New
             ---------
York Stock Exchange, or as necessary in connection with the transaction contemplated hereby, the Seller shall not (a) make or permit any of the Companies to make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer, and (b) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Seller. The Seller shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         5.9  Other Negotiations. The Seller shall not pursue, initiate,
              ------------------
encourage or engage in, nor shall any of its respective Affiliates or agents pursue, initiate, encourage or engage in, and the Seller shall cause each of the Companies and its Affiliates, directors, officers and agents not to pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and Affiliates) regarding the sale of the assets or capital stock of any of the Companies or any merger or similar transaction involving any of the Companies.

         5.10 Closing Conditions. The Seller shall use all reasonable best
              ------------------
efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller prior to the Closing; provided that the Seller shall not be required to pay any amount (outside of the ordinary course) in order to obtain any consent or approval hereunder.

         5.11 Environmental Audit. The Seller shall cause each of the Companies
              -------------------
to allow an environmental consulting firm selected by the Buyer (the "Environmental Auditor") to have prompt access to the Real Property in order to
 ---------------------
conduct an environmental investigation of the Owned Real Property, as contemplated by the respective Real Property Purchase Agreements, and the Leased Premises, as contemplated by Section 9.6 below, and otherwise, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "Environmental Audit"). The Seller shall cause each of the Companies to
      -------------------
provide to the Environmental Auditor: (a) reasonable access to all its existing records concerning the matters which are the subject of the Environmental Audit; and (b) reasonable access to the employees of such Company and the last known addresses of former employees of such Company who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Environmental Auditor shall coordinate visits to the Real Property and conversations with employees of each of the Companies with Melissa Henaughen, who shall reasonably cooperate with the Buyer in such regard, and shall use reasonable efforts to minimize disruption of the Company's business performing such investigations and to restore the Real Property to its prior condition. The Seller shall otherwise cooperate and cause each of the Companies to cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer shall bear 100% of the costs, fees and expenses incurred in connection with the Environmental Audit.

         5.12 Audited Financial Statements. The Seller shall allow, cooperate
              ----------------------------
with and assist the Buyer's accountants, and shall instruct each of the Companies' accountants to cooperate, in the preparation of audited financial statements of the Company as necessary for any required filings by the Buyer with the SEC or with the Buyer's lenders; provided that the expense of such audit shall be borne by the Buyer.

         5.13 Hart-Scott-Rodino. Subject to the determination by the Buyer and
              -----------------
the Seller that any of the following actions is not required, the Seller shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")
                                                                       -------
with the Federal Trade Commission (the "FTC") and the Antitrust Division of the
                                        ---
Department of Justice (the "Antitrust Division"), and respond as promptly as
                            ------------------
practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         5.14 Curing Breaches of Representations and Warranties. Upon written
              -------------------------------------------------
notice by the Buyer of the discovery by the Buyer prior to the Closing of a breach of any representation and warranty of the Seller contained in this Agreement, the Seller will, if requested in writing by the Buyer, at its expense, undertake reasonable efforts to cure such breach prior to the Closing. If the Buyer shall have requested the Seller to cure any such breach pursuant to this Section 5.14 and the Seller shall have cured such breach prior to the Closing, the Buyer shall not be entitled to claim such breach as a failure of the Buyer's condition to close under Section 7.1 below.

         5.15 Concerning Employee Plans.
              -------------------------

              (a) The Seller and each of the Companies will permit the Buyer and its agents to perform due diligence with respect to each Company's Employee Plans, including without limitation by providing the Buyer with (i) access to all benefit plan administrators, record keepers, custodians, agents and advisers, (ii) evidence of such Company's 401(k) plan's tax-qualified status and timely Form 5500 filings, (iii) such documentation that such Company may have or may reasonably obtain that will allow the Buyer to determine the amount, if any, of fees, loads or other charges that will be triggered by the ceasing of new contributions to the current Company's 401(k) plan or otherwise by virtue of the transactions contemplated hereby and (iv) such other documentation as the Buyer shall request with respect to such Company's 401(k) plan.

              (b) Effective as of the Closing, the Seller shall remove the Company as a plan sponsor of and/or participating employer in any Employee Plan that includes a cash or deferred arrangement under Section 401(k) of the Code (the "401(k) Plan") and, if applicable, shall provide for the sponsorship of any
      -----------
such plan to be assumed by another entity owned or controlled by the Seller. In addition, the Seller shall cause the 401(k) Plan to be amended as of the Closing Date to (i) bring the 401(k) Plan into compliance with current applicable law,
(ii) provide that the employees of the Company who are participants in the 401(k) Plan shall be deemed to incur a "severance from employment" for purposes of Section 401(k)(2) of the Code in connection with the consummation of the transactions contemplated by this Agreement, (iii) fully vest all accounts of all such participants in the 401(k) Plan, and (iv) provide for the distribution of all such accounts. In addition, subject to acceptance by the Buyer's 401(k) plan, the Seller shall cause the 401(k) Plan to allow employees of the Company who are participants therein to roll over outstanding participant loans to the Buyer's 401(k) plan and the Seller's 401(k) Plan shall not treat such outstanding loans as in default. The Seller shall also cause the Company to initiate the termination of all Employee Plans as of the Closing Date and shall provide the Buyer at Closing with documentation satisfactory to the Buyer to such effect; provided, however, that the Buyer shall have the option, in its sole discretion and exercised by the delivery to the Seller of a written request, to require the Seller to cause the Company to transfer any or all of the Company's plans or related insurance policies to the Buyer (or other related entity which will continue the Company's business). Notwithstanding the foregoing, if the Company participates in any other Employee Plans in which other entities owned or controlled by the Seller will continue to participate after the Closing (hereinafter called "Other Plans"), the Seller shall cause the
                                       -----------
Company to terminate its participation in any or all of such Other Plans as of the Closing Date. At the Closing, the Seller shall deliver to the Buyer resolutions of the Board of Directors of the Company and other applicable entities and related plan amendments reflecting the foregoing 401(k) Plan amendments, plan terminations and termination of the Company's sponsorship of and participation in the 401(k) Plan and Other Plans. The Seller shall deliver drafts of the foregoing documents to the Buyer at least fifteen (15) days prior to the Closing. The Seller shall reimburse the Buyer for all fees and expenses (including but not limited to attorneys' fees) paid or incurred by the Company or the Buyer in connection with the foregoing amendments and/or terminations of Employee Plans, except to the extent provided by this Agreement or included in the Closing Balance Sheet. The Seller shall retain all liability and responsibility for the 401(k) Plan and Other Plans.

         5.16 Schedules.
              ---------

              (a) The Schedules attached or to be attached to this Agreement pursuant to Article III hereof are deemed to constitute an integral part of this Agreement and to supplement the representations, warranties, covenants or agreements of the Seller contained in this Agreement. The inclusion of any item of any such Schedule shall not be construed as an indication of the materiality or lack of materiality of such item. Each item disclosed in such Schedules shall be deemed to be disclosed for all sections of this Agreement to which such disclosure could reasonably be construed to apply.

              (b) Prior to the Closing, the Seller may amend any Schedule attached to this Agreement pursuant to Article III hereof from time to time by written notice to the Buyer, in order to provide supplemental and updating information; provided, however, no such amendment shall be effective if such amendment, either alone or in combination with any prior or contemporaneous amendments to any of the Schedules, discloses a Material Adverse Item not previously disclosed in the Schedules. For purposes of this Section 5.16(b) (and not to be construed as a definition of materiality for any other purpose in this Agreement) a "Material Adverse Item" shall mean (i) any event, occurrence or
              ---------------------
state of facts which does, or could reasonably be expected to, (A) prohibit or prevent or substantially restrain or delay the sale contemplated by this Agreement, (B) substantially impair or challenge the power and authority of the Seller to enter into this Agreement or carry out its obligations hereunder, or
(C) substantially impair or challenge the legality or validity of the sale contemplated by this Agreement, or (ii) any single item or group of related items outside the ordinary course of business (including, without limitation, contracts or leases) which adversely affects, or could reasonably be expected to adversely affect, the Assets, the Shares, the Real Property or the Companies (including, without limitation, their respective financial condition or results of operations) by $[***] or more.

                                    ARTICLE 6
                                    ---------

                         PRE-CLOSING COVENANTS OF BUYER
                         ------------------------------

         The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

         6.1 Publicity. Except as may be required by law or by the rules of the
             ---------
New York Stock Exchange, or as necessary in connection with the transactions contemplated hereby, the Buyer shall not (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Seller, or (b) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer. The Buyer shall cooperate with the Seller in the preparation and dissemination of any public announcement of the transactions contemplated by this Agreement.

         6.2 Closing Conditions. The Buyer shall use all reasonable best efforts
             ------------------
to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer prior to the Closing.

         6.3 Application to Manufacturer. With the reasonable cooperation of the
             ---------------------------
Seller, the Buyer shall provide to the Manufacturer as promptly as practicable after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of the Manufacturer to the transactions contemplated by this Agreement and the issuance of franchises to operate automobile dealerships on the Real Property or at such other locations as the Buyer shall determine in its sole discretion. For purposes of the Buyer's application to the Manufacturer, as contemplated herein, the address of the Manufacturer and the relevant contact persons at the Manufacturer is set forth on Schedule 6.3 hereto.

         6.4 Hart-Scott-Rodino. Subject to the determination by the Buyer that
             -----------------
any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, and subject to Section 10.1(d) hereof, respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and the Buyer shall pay all filing fees in connection therewith.

         6.5 Access to Information; Confidentiality. The Buyer shall, and shall
             --------------------------------------
cause its officers, employees, counsel, financial advisors and other representatives to, afford to the Seller and its representatives reasonable access during normal business hours to the properties, books and records of the Buyer which may be relevant to the transaction contemplated hereby, and, during such period, the Buyer shall furnish, or otherwise make available, promptly to the Seller (i) a copy of each report and other document filed by it during such period pursuant to the requirements of the Exchange Act and (ii) all other material information concerning its business, properties, financial condition, operations and personnel as the Seller may from time to time reasonably request. The Seller will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence.

                                    ARTICLE 7
                                    ---------

              CONDITIONS TO OBLIGATIONS OF THE BUYER AT THE CLOSING
              -----------------------------------------------------

         The obligations of the Buyer to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

         7.1 Representations and Warranties. The representations and warranties
             ------------------------------
made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         7.2 Performance of Obligations of the Seller. The Seller shall have
             ----------------------------------------
delivered the stock certificates and stock powers for the Shares, as described in Section 1.3 hereof, and shall have performed in all material respects all other obligations required to be performed by the Seller under this Agreement, and complied in all material respects with all covenants for which compliance by the Seller is required under this Agreement, prior to or at the Closing.

         7.3 Closing Documentation. The Buyer shall have received the following
             ---------------------
documents, agreements and instruments from the Seller:

             (a) a certificate signed by the Seller and dated the date of the Closing certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof;

             (b) such duly signed resignations of the directors and officers of each Company as the Buyer shall have previously requested;

             (c) wire transfer instructions from the Seller, with respect to the payment at the Closing of the Purchase Price;

             (d) an opinion of Quarles & Brady L.L.P., and such Michigan counsel reasonably acceptable to the Buyer, dated the date of the Closing and addressed to the Buyer, in substantially the form of Exhibit D hereto;
                                           ---------

             (e) copies of all authorizations, approvals, consents, notices, registrations and filings referred to in Schedules 3.2(b), 3.10 and
                                         ----------------  ----
3.29(b) hereof, specifically including any consents required under the Leases,
-------
other than from the Manufacturer;

             (f) with respect to each Company, certificates dated as of a recent date from (i) the Secretary of State of the State of incorporation of such Company to the effect that the Company is duly incorporated and in good standing in such state and, if available, stating that the Company owes no franchise taxes in such state and listing all documents of the Company on file with said Secretary of State, and (ii) the Secretary of State of each State in which the Company is qualified as a foreign corporation to the effect that the Company is duly qualified and authorized to do business in such State and, if available, stating that the Company owes no franchise taxes in such State;

             (g) a copy of the Articles of Incorporation of each Company, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of incorporation of such Company;

             (h) evidence, reasonably satisfactory to the Buyer, of the authority and incumbency of the persons acting on behalf of each Company in connection with the execution of any document delivered in connection with this Agreement;

             (i) Uniform Commercial Code Search Reports on Form UCC-11 with respect to each Company from the states and local jurisdictions where the principal place of business of the Company and its assets are located, updating the UCC reports referred to in Section 5.1(c);

             (j) a certificate of the Seller as to the Seller's non-foreign status in appropriate form;

             (k) with respect to each Company, the corporate minute books and stock record books of the Company, and all other books and records of, or pertaining to, the businesses and operations of the Company;

             (l) pay-off letters of lenders to the respective Companies, in form and substance reasonably satisfactory to the Buyer, with respect to amounts owing by the respective Companies as of the Closing;

             (m) a release from the Seller and Massey, in form and substance reasonably satisfactory to the Buyer, with respect to all claims, demands, causes of action, obligations, debts and liabilities, which the Seller or Massey may have against the Companies arising out of transactions or occurrences prior to the Closing;

             (n) estoppel certificates and/or subordination and non-disturbance agreements, in form and substance reasonably acceptable to the Buyer, from the owners, lessors and/or mortgagees of real property that is leased by any of the Companies; and

             (o) such other instruments and documents as the Buyer shall reasonably request not inconsistent with the provisions hereof.

         7.4 Approval of Legal Matters. The form of all instruments,
             -------------------------
certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         7.5 No Litigation. No action, suit or proceeding shall have been
             -------------
instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the Buyer or the Seller to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

         7.6 No Material Adverse Change. There shall have been no material
             --------------------------
adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of any of the Companies, or any of its assets; provided that the foregoing shall not apply to changes generally occurring in the Company's industry.

         7.7 No Adverse Laws. There shall not have been enacted, adopted or
             ---------------
promulgated any statute, rule, regulation or order which materially adversely affects the business or assets of any of the Companies.

         7.8  Affiliate and Other Transactions. All amounts owing to the
              --------------------------------
respective Companies from the Seller or any Affiliate thereof or from the respective Companies' officers and employees shall have been paid in full on or prior to the Closing Date, except for employee receivables included in the Closing Balance Sheet in accordance with Section 1.2(c).

         7.9  Escrow Agreement. The Seller and the Escrow Agent shall have duly
              ----------------
executed and delivered to the Buyer the Escrow Agreement.

         7.10 Manufacturer Approval. The Manufacturer shall have given any
              ---------------------
required approval of the transfer of the Shares to the Buyer and shall have given any required approval of O. Bruton Smith or his designee as the authorized dealer operator of the respective Companies' dealership franchises with the Manufacturer at the present dealership locations, and the Manufacturer shall have executed any required dealer agreements and/or amendments or supplements thereto in connection with the foregoing.

         7.11 Other Agreements. The closings under the Other Agreements shall
              ----------------
have occurred or shall be occurring simultaneously with the Closing.

         7.12 Cancellation of Stock Options. All outstanding options, warrants,
              -----------------------------
"phantom" stock options and other plans, agreements or arrangements of the respective Companies with respect to the purchase, or the issuance of, or otherwise relating to, any capital stock or other securities of the respective Companies shall have been canceled and terminated prior to the Closing at no expense to the Buyer, and the Buyer shall have received reasonably satisfactory evidence thereof.

         7.13 Audited Financial Statements. The Buyer shall have completed
              ----------------------------
preparation of such audited financial statements of the Companies as may be required by applicable regulations of the SEC or by any of the Buyer's lenders.

         7.14 Hart-Scott-Rodino Waiting Period. All applicable waiting periods
              --------------------------------
under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 8
                                    ---------

             CONDITIONS TO OBLIGATIONS OF THE SELLER AT THE CLOSING
             ------------------------------------------------------

         The obligations of the Seller to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Seller:

         8.1  Representations and Warranties. The representations and warranties
              ------------------------------
made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

         8.2 Performance of Obligations of the Buyer. The Buyer shall have paid
             ---------------------------------------
the Purchase Price pursuant to Section 1.2(b) hereof and shall have performed in all material respects all other obligations required to be performed by it under this Agreement, and complied in all material respects with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

         8.3 Closing Documentation. The Seller shall have received the following
             ---------------------
documents, agreements and instruments from the Buyer:

             (a) a certificate signed by a duly authorized signatory of the Buyer and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof;

             (b) payment of the portion of the Purchase Price payable to the Seller at the Closing pursuant to Section 1.2 hereof;

             (c) an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for the Buyer, dated as of the Closing Date and addressed to the Seller, in substantially the form of Exhibit E hereto;
                          ---------

             (d) a certificate dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Buyer is duly incorporated and in good standing in such State;

             (e) a copy of the Buyer's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;

             (f) a certificate of the Secretary or an Assistant Secretary of the Buyer as to (i) the bylaws of the Buyer, (ii) the resolutions of the Buyer's Board of Directors authorizing this Agreement and the transactions contemplated hereby, and (iii) the authority and incumbency of the persons acting on behalf of the Buyer in connection with the execution of any document delivered in connection with this Agreement;

             (g) a release from each Company and the Buyer, in form and substance reasonably satisfactory to the Seller, with respect to all claims, demands, causes of action, obligations, debts and liabilities, which such Company or the Buyer may have against Massey, arising our of or based upon the acts or omissions of Massey, in his capacity as an officer, director, employee or agent of such Company; and

             (h) such other instruments and documents as the Seller shall reasonably request not inconsistent with the provisions hereof.

         8.4 Approval of Legal Matters. The form of all certificates,
             -------------------------
instruments and documents to be executed or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         8.5  No Litigation. No action, suit or proceeding shall have been
              -------------
instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the Buyer or the Seller to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

         8.6  Escrow Agreement. The Buyer and the Escrow Agent shall have duly
              ----------------
executed and delivered the Escrow Agreement to the Seller.

         8.7  Hart-Scott-Rodino Waiting Period. All applicable waiting periods
              --------------------------------
under the HSR Act shall have expired without any indication of the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

         8.8  Other Agreements. The closings under the Other Agreements shall
              ----------------
have occurred or shall be occurring contemporaneously with the Closing.

         8.9  Approvals and Consents. The Seller shall have all approvals,
              ----------------------
consents, notices, registrations and filings referred to in Schedules 3.2(b),
                                                            ----------------
3.10 and 3.29(b) hereof, including any consents required under the Leases other
----     -------
than from the Manufacturer. The Seller acknowledges that it is the Seller's obligation to use best reasonable efforts to obtain such authorizations, consents and approvals.

         8.10 Manufacturer Approval. The Manufacturer shall have given any
              ---------------------
required approval of the transfer of the Shares to the Buyer and shall have given any required approval of O. Bruton Smith or his designee as the authorized dealer operator of the Company's dealership franchises with the Manufacturer at the present dealership locations, and the Manufacturer shall have executed any required dealer agreements and/or amendments or supplements thereto in connection with the foregoing.

                                    ARTICLE 9
                                    ---------

        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.
        -----------------------------------------------------------------

         9.1  Survival. All statements contained in any Schedule or certificate
              --------
delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller or the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of [***] years with the exception of (i) the representations and warranties of the Seller contained in Section 3.21, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days, (ii) the representations and warranties of the Seller contained in Sections 3.19 and 3.36, which shall survive the Closing for a period of [***] years, (iii) the representations and warranties of the Seller contained in Sections 3.1 and 3.11(a),

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

which shall survive the Closing indefinitely, and (iv) the representations and warranties of the Buyer contained in Section 4.8, which shall survive the Closing for the applicable statute of limitations plus sixty (60) days. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date".
 -------------

         9.2    Agreement to Indemnify by the Seller. Subject to the terms and
                ------------------------------------
conditions of Sections 9.4 and 9.5 hereof, the Seller hereby agrees to indemnify and save the Buyer, the Companies, their respective subsidiaries, officers and directors, and the permitted successors and assigns of each of the foregoing (each, a "Buyer Indemnitee") harmless from and against, for and in respect of,
          ----------------
any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of, based
                                     ---------------
upon, in connection with, or as a result of:

                (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith, excluding any breach of any representation and warranty contained in Sections 3.1, 3.2(a), 3.3, 3.6, 3.11(a) and 3.19 above;

                (b) the untruth, inaccuracy or breach of any representation and warranty contained in Sections 3.1, 3.2(a), 3.3, 3.6, 3.11(a) and 3.19 above;

                (c) the breach or nonfulfillment of any covenant or agreement of the Seller contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

                (d) the presence, at any time during the period commencing on the Closing Date and ending on the [***] anniversary of the Closing Date, of Hazardous Materials at, on, under or around the Real Property, in violation of, or so as to impose liability under, any applicable Environmental Laws (including, without limitation, the soil, groundwater, surface water, sediment or other media) which resulted from events that occurred or conditions that existed prior to the Closing ( Buyer's Damages relating to the facts and circumstances set forth in this clause (d) are referred to as, the "Environmental Liabilities");
 -------------------------

                (e) any and all actions, suits, claims, investigations and legal, administrative and arbitration proceedings listed or referred to in
Schedule 3.23; or
-------------

                (f) any and all Taxes arising out of or based upon the Distributed Assets or the distribution thereof as contemplated by Section 1.5.

         9.3    Agreement to Indemnify by Buyer. Subject to the terms and
                -------------------------------
conditions of Sections 9.4 and 9.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and its successors and assigns (each, a "Seller Indemnitee")
                                                             -----------------
harmless from or against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained,

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

incurred or required to be paid by any Seller Indemnitee (collectively, "Seller's Damages") arising out of, based upon or in connection with or as a
 ----------------
result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer (regardless of any knowledge thereof by the Seller at or prior to the Closing) contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

                  (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto.

           9.4    Limitations on Indemnification.
                  ------------------------------

                  (a) No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be. No claim for indemnification pursuant to Section 9.2(d) or Section 9.2(c) insofar as such claim relates to a breach of Section 9.6 below shall be made by any Buyer Indemnitee after the [***] anniversary of the Closing Date unless prior to such date the Buyer Indemnitee shall have given the Sellers written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indmenitee.

                  (b) The Sellers shall have no indemnification liability under this Agreement unless and until (and only to the extent that) all claims with respect to such Buyer's Damages pursuant to this Agreement and for "Buyer's Damages" under the Arngar Stock Purchase Agreement (as defined on Exhibit A-2)
                                                                  -----------
and "Losses" under the Massey Asset Purchase Agreement (as defined on Exhibit
                                                                      -------
A-2) exceed a cumulative aggregate total of [***] (the "Basket"); provided,
---                                                     ------    --------
however, the foregoing Basket limitation shall not apply to (1) claims under
-------
Sections 9.2(b), (2) claims under Section 9.2(c), in so far as such claims relate to a breach of Section 9.6 below, (3) claims pursuant to Section 9.2(d) through (f), or (4) claims based upon fraud. With respect to any claim for indemnity under Section 9.2(a) above, if the matter is also the basis for a claim for indemnity under any other provision of Section 9.2 for which the Basket limitation is not applicable, the Basket limitation shall not be applicable to such claim.

                  (c) Except in the case of claims based upon fraud, the aggregate indemnification liability of the Seller under this Agreement and the "Seller" under the Arngar Stock Purchase Agreement and the "Sellers" and the "Stockholder" under the Massey Asset Purchase Agreement shall be [***], which amount is inclusive of indemnification obligations contemplated by the Environmental Indemnification Cap (as defined below). Notwithstanding the foregoing, the Seller shall have no indemnification obligations hereunder with respect to indemnification obligations contemplated by the Environmental Indemnification Cap to the extent such indemnification obligations would require payments by the Seller in

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

excess of the Environmental Indemnification Cap. As used in this Agreement, the "Environmental Indemnification Cap" shall mean the obligations under this
 ---------------------------------
Agreement and the Other Agreements to (i) remediate environmental contamination, including, without limitation, pursuant to (A) Paragraph 5(e) of the "Owned Real Property Rider" under the Arngar Stock Purchase Agreement, (B) Paragraph 7(e) of the respective Real Property Purchase Agreements, (C) Section 9.6 below, (D)
Section 9.6 of the Arngar Stock Purchase Agreement or (E) Section 10.9 of the Massey Asset Purchase Agreement, and/or (ii) to indemnify for Environmental Liabilities or breaches of representations or warranties with respect to environmental matters, in either case with respect to the Owned Real Property and/or the Leased Premises, and the "Owned Real Property" and/or the "Leased Premises" under each of the Arngar Stock Purchase Agreement and the Massey Asset Purchase Agreement, in the maximum aggregate amount of [***].

                  (d) In connection with any claim for indemnification with respect to which the Buyer or the Seller, as the case may be, have an enforceable claim against any third party (contractual or otherwise) on account of the item for which such claim for indemnification has been made, the Buyer or the Seller, as the case may be, shall, at the time of payment by the indemnifying party of the claim for indemnification, assign to the other party such claim; provided, however, the assignee of such claim shall further protect
            --------  -------
and indemnify the assignor in connection with the pursuit by the assignee of such claim against such third party; provided, further, however, this clause (d)
                                     --------  -------  -------
shall not require the assignment of any claims under any insurance policy.

                  (e) No Buyer Indemnitee or Seller Indemnitee, as the case may be, shall be entitled to indemnification pursuant to this Article 9 to the extent of any insurance (including title insurance) proceeds received by the Buyer Indemnitee or Seller Indemnitee, as the case may be, in connection with the facts giving rise to such indemnification (and the Buyer Indemnitee or Seller Indemnitee shall seek full recovery under all insurance policies covering any Buyer's Damages or Seller's Damages, as the case may be, to the extent permitted), provided that this clause (e) shall not be applicable to the extent it would give the insurance company a basis to deny coverage with respect to the particular claim involved.

                  (f) No Buyer Indemnitee shall be entitled to indemnification pursuant to this Article 9 to the extent that an applicable reserve for such Buyer' Damages was included in the Closing Balance Sheet.

                  (g) With respect to the Seller's obligations to pay Buyer's Damages pursuant to Section 9.2 of this Agreement, to the extent that the Escrow Shares remain held pursuant to the terms of the Escrow Agreement, the Buyer shall first make demand under the Escrow Agreement for delivery of that number of Escrow Shares, up to all of the Escrow Shares, obtained by dividing the amount of the Buyer's Damages by the Market Price as of the date of delivery, rounded to the next whole share, or substituted cash as provided in Section 5(j) of the Escrow Agreement. To the extent that the Buyer's Damages exceed the value of the Escrow Shares delivered to the Buyer, determined based upon the Market Price of such shares as of the date of delivery, or such substituted cash, or the Escrow Shares no longer remain held pursuant to the terms of the Escrow Agreement, the Seller shall be obligated to return promptly to the Buyer Registered Common Shares having a value, determined as aforesaid, equal to the unpaid portion of such Buyer's Damages and, failing to do so, to pay promptly to the Buyer, in cash or

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

by wire transfer to an account or accounts designated by the Buyer, the amount of the unpaid portion of such Buyer's Damages.

                  (h) The provisions of this Article 9 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect. Following the Closing, except in the case of claims based upon fraud, the sole and exclusive remedy for the breach of any representation, warranty or covenant contained in, or otherwise relating to, this Agreement shall be indemnification provided for in this Agreement.

           9.5    Procedures Regarding Third Party Claims. The procedures to be
                  ---------------------------------------
followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

                  (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a Tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give a written
                                     -----------------
notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting
                                                ------------------
forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party; provided, however, that failure to give such
                                  --------  -------
notice promptly shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent it or he shall have been materially prejudiced by such failure.

                  (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages and is a matter other than a tax audit, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 9.2 or 9.3 hereof, as the case may be, and (iii) the Indemnifying Party shall be, in the reasonable judgment of the Indemnified Party, able to adequately satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved, subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

                  (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be. The Indemnified Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved, subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

                  (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

           9.6    Remediation of Leased Premises.
                  ------------------------------

                  (a) Following the execution of this Agreement, the Buyer may, at its option, commission the Environmental Audit with respect to the Leased Premises. The Environmental Audit shall be conducted in accordance with standards and procedures selected by the Buyer and the Environmental Auditor, and may include, without limitation, drilling and soil borings at the Leased Premises at locations specified by the Environmental Auditor, collecting and analyzing samples of the soil, groundwater, surface water, sediment or other media at, on, under or around the Leased Premises, and sampling for the presence of any Hazardous Materials on the Leased Premises, and shall otherwise be conducted as provided in Section 5.11 above. In doing the Environmental Audit, the Buyer shall not unreasonably interfere with the respective Company's business operations and shall restore the Leased Premises to its prior condition.

                  (b) If the Environmental Audit disclose that Hazardous Materials are present at, on, under or around the Leased Premises in violation of, or so as to impose liability under, applicable Environmental Laws (including without limitation, the soil, ground water, surface water, sediment or other media) then the Buyer and the Environmental Auditor in consultation with the respective Seller shall formulate a plan to remove and/or remediate such Hazardous Materials in accordance with all applicable Environmental Laws to the level required by the applicable governmental agency. The remediation shall be done by remediation firms selected by the Buyer and the Environmental Auditor in accordance with the remediation plan formulated in consultation with the Seller and the Seller shall be reasonably apprised of the status of the remediation and the costs incurred on an ongoing basis. The remediation shall be complete upon the receipt of documentation evidencing the satisfaction of the applicable governmental agency.

                  (c) If at any time during the period commencing on the Closing Date and ending on the [***] anniversary date of the Closing Date, Hazardous Materials are found to be present at, on, under or around the Leased Premises, in violation of, or so as to impose liability under, any applicable Environmental Laws (including without limitation, the soil, groundwater, surface water, sediment or other media) which resulted from events that occurred or conditions that existed prior to the Closing and provided that such Hazardous Materials were not the subject of remediation pursuant to Paragraph (b) above, the Seller, at its expense, shall be obligated to remediate and/or remove such Hazardous Material in accordance with all applicable Environmental Laws to the level required by the applicable governmental agency; provided, however, that the Buyer's recovery shall be subject to the Environmental Indemnification Cap.

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Any costs in excess of such amount shall be the responsibility of the Buyer. In connection with such remediation, the Buyer shall: provide the Seller with access to the Leased Premises to conduct its own investigation or testing with regards to the matter, provide the Seller with the results, including analytical data, of any investigation or testing conducted by the Buyer or, if available to the Buyer, any third party, provide the Seller with a copy of, or otherwise inform the Seller of, any contact with any governmental agency with respect thereto, and cooperate in good faith with such Seller in performing such tasks as it and its technical professionals and representatives may reasonably request as being necessary to complete any environmental investigations or environmental remediation being undertaken by them pursuant to this Section 9.6(c), with the Buyer being compensated for any such services rendered.

                                   ARTICLE 10
                                   ----------

                                   TERMINATION
                                   -----------

           10.1   Termination. Notwithstanding any other provision herein
                  -----------
contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) By the written mutual consent of the Buyer and the Seller;

                  (b) At any time prior to the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof) by the Buyer or the Seller, as the case may be, by written notice to the other party(ies) hereto, in the event of a material breach by the other party of any of its respective representations, warranties, covenants or agreements contained in this Agreement which breach is not cured within thirty (30) days (or such shorter period ending on the Closing Date Deadline) after receipt of notice of such breach from the other party;

                  (c) At any time after the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof), by written notice by the Buyer or the Seller to the other party hereto if the Closing shall not have been completed on or before the Closing Date Deadline (as the same may have been extended pursuant to Article 2 hereof); provided, however, the Buyer shall not be entitled to terminate this Agreement under this clause (c) prior to the extended Closing Date Deadline unless it appears unlikely that the conditions to Closing contained in Section 7.10 above shall not be satisfied prior to such extended Closing Date Deadline;

                  (d) By written mutual consent of the Buyer and the Seller if, after any initial HSR Act filing, the FTC makes a "second request" for information, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby; or

                  (e) By written notice by the Buyer or the Seller to the other party, in the event that the Manufacturer (or any person claiming by, through or under such Manufacturer) shall exercise any right of first refusal, preemptive right or other similar right, with respect to the dealership business of any Company;

provided, however, no party may terminate this Agreement pursuant to Section
--------  -------
10.1(b) or (c) above if such party is in material breach of any representation, warranty, covenant or agreement of such party contained in this Agreement. In addition to any other provisions of this Agreement providing for termination, if any of the Other Agreements is terminated for any reason thereunder, then either the Buyer or the Seller may terminate this Agreement by notice in writing to the other party(ies) hereto; provided,
                                                               --------
however: (a) the Buyer may not terminate this Agreement pursuant to this clause
-------
if such Other Agreement is terminated because the Buyer was in material breach of any of its representations, warranties, covenants or agreements contained in such Other Agreement; (b) the Seller may not terminate this Agreement pursuant to this clause if such Other Agreement is terminated because the Seller or any of the other "sellers" under such Other Agreement was in material breach of any of its representations, warranties, covenants or agreements contained in such Other Agreement; or (c) no party hereto may terminate this Agreement pursuant to this clause if such party is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

           10.2   Procedure and Effect of Termination. In the event of
                  -----------------------------------
termination of this Agreement pursuant to Section 10.1, this Agreement shall be of no further force or effect; provided, however, that any termination pursuant to Section 10.1(b), (c), (d) or (f) shall not relieve any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. No termination of this Agreement shall affect any liability of the Buyer or the Seller to pay the fees and expenses of third parties. In addition, in the event of any such termination, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

                                   ARTICLE 11
                                   ----------

                                 OTHER COVENANTS
                                 ---------------

           11.1   Certain Taxes and Expenses.
                  --------------------------

                  (a) All sales, use, transfer, intangible, excise, documentary stamp, recording, gross income, gross receipts and other similar Taxes or fees which may be due or payable in connection with the consummation of the transactions contemplated hereby shall be paid 50% by the Buyer and 50% by the Seller.

                  (b) Except as otherwise herein provided, the Seller and the Buyer shall be responsible for the payment of their respective fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby and shall not be liable to the other party or parties for the payment of any such fees, costs and expenses.

           11.2   Concerning Names. The Seller acknowledges and agrees that the
                  ----------------
Buyer has acquired all of the goodwill of the Companies and, in so doing, all of the Companies' right, title and interest in and to their respective names, tradenames and service marks in, or referenced in, Section 3.17(b) above and shall be free to use, from and after the Closing, such names, tradenames and service marks, and derivations thereof, in the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership. Accordingly, the Seller, for itself Massey and the Affiliates of Massey, hereby agree that, from and after the Closing, the Seller shall not, directly or indirectly, use in the States of Texas and

Michigan, any of the names, tradenames and service marks referred to in Section 3.17(b) above, or any derivation thereof, in connection with (a) the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership or (b) any other business where the use of such names, tradenames and service marks, or any derivation thereof, would cause confusion with any of the names, tradenames and service marks referred to in said Section 3.17(b); provided, however, notwithstanding the foregoing,
                         --------  -------
nothing contained in this Section 11.2 shall prohibit the family members of Massey from owning and operating an automobile dealership business under a name which includes the name "Massey", provided that, (i) such dealership is not located within one hundred (100) miles of the Companies' businesses and (ii) the name "Massey" is not used alone and is used only in conjunction with such family member's full name (e.g., Robert Massey) and in no event is used in conjunction with the name "Donald", "Don" or other derivations thereof.

[***]


                                   ARTICLE 12
                                   ----------

                                  MISCELLANEOUS
                                  -------------

     12.1 Certain Tax Returns. Following the Closing, (a) the Buyer shall, and
          -------------------
shall cause the each of the Companies to, reasonably cooperate with and provide reasonable assistance to the Seller, including reasonable access to each of the Company's systems, in connection with the preparation and filing of all federal, state, local and foreign income Tax returns which relate to each Company's 2001 tax years, and (b) the Seller shall reasonably cooperate with and provide reasonable assistance to the Buyer and the Companies in connection with the preparation and filing of all federal, state, local and foreign income Tax returns which relate to each Company's 2002 tax years and to the period from January 1, 2002 to the Closing Date. At least twenty (20) days prior to the filing of such Tax returns, the preparing party shall provide a copy of such returns to the other party for such party's approval, such approval not to be unreasonably withheld or delayed.

     12.2 Parties in Interest; No Third-Party Beneficiaries. Subject to Section
          -------------------------------------------------
12.4 hereof, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Companies or the Buyer, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     12.3 Entire Agreement; Amendments. This Agreement (including all Exhibits
          ----------------------------
and Schedules hereto) and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. Except for the Confidentiality Agreement between the Buyer and Massey which shall remain in full force and effect until Closing, this Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

     12.4 Assignment. This Agreement shall not be assignable by any party hereto
          ----------
without the prior written consent of the other parties; provided, however, the
                                                        --------  -------
Buyer may, without the consent of the Seller, assign its rights and obligations hereunder to any Affiliate of the Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer (including any such acquisition by merger or consolidation); provided, further, that no such assignment shall release the Buyer from its
--------  -------
obligations hereunder without the consent of the Seller. Nothing contained in this Agreement shall prohibit its assignment by the Buyer as collateral security and the Seller hereby agrees to execute any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

     12.5 Remedies. Except as expressly provided in this Agreement to the
          --------
contrary, each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

     12.6 Headings. The Article and Section headings contained in this Agreement
          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7 Notices. All notices, claims, certificates, requests, demands and
          -------
other communications hereunder shall be given in writing and shall be delivered personally, sent by telecopier or sent by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally, or when telecopier receipt is acknowledged or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

               If to the Buyer, to:

               Sonic Automotive, Inc.
               5401 E. Independence Boulevard
               Charlotte, North Carolina 28212
               Attention: Theodore M. Wright, Chief Financial Officer Telecopier No.: (704) 536-5116

               With a copy to:

               Parker, Poe, Adams & Bernstein L.L.P.
               401 S. Tryon Street, Suite 3000
               Charlotte, North Carolina 28202
               Attention: Edward W. Wellman, Jr.
               Telecopier No.: (704) 334-4706

               If to the Seller or the Companies (prior to the Closing), to the Seller at:

               The Donald E. Massey Revocable Trust
               c/o Donald E. Massey
               40475 Ann Arbor Road
               Plymouth, Michigan 48170
               Telecopier No.: (734)453-6680

               With a copy to:

               Quarles & Brady LLP
               411 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202
               Attention: Donald S. Taitelman
               Telecopier No.: (414) 271-3552

     12.8  Counterparts; Facsimile Signatures. This Agreement may be executed in
           ----------------------------------
any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Agreement may be executed by one or more facsimile signatures.

     12.9  Governing Law. This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of Michigan, without giving effect to its rules governing conflict of laws.

     12.10 Waivers. To the extent permitted by applicable law, no claim or right
           -------
arising out of this Agreement or the documents referred to in this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by all the parties hereto. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

     12.11 Severability; Construction.
           --------------------------

     (a) In the event that any provision, or part thereof, in this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

     (b) This Agreement shall be construed equitably in accordance with its terms, without regard to the degree to which the Seller or the Buyer, or their respective legal counsel, have participated in the drafting of this Agreement.

     12.12 Knowledge. Whenever any representation or warranty of the Seller
           ---------
contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include the actual knowledge, information and belief of any of Massey, Melissa Henaughen, or the general mangers of the Companies, after due inquiry of the dealership management.

     12.13 No Publicity. Except as may be required by law or the rules of the
           ------------
New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, after the Closing, no party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party.

     12.14 Cooperation in SEC Filings. At the request of the Buyer and at the
           --------------------------
Buyer's expense, the Seller shall reasonably cooperate in the preparation by the Buyer of all filings to be made by the Buyer with the SEC including, without limitation any filing with respect to any periodic filing or any registered offering of its securities by the Buyer and the closing of the offering registered thereby.

     12.15 Dispute Resolution. In the event of any dispute or disagreement
           ------------------
between the parties relating to this Agreement, the Buyer and the Seller agree to use their reasonable best efforts to attempt to resolve such dispute or disagreement through good faith negotiations for a thirty (30) day period prior to initiating any judicial or equitable proceeding in connection with such dispute; provided, however, a party shall not be obligated to participate in
         --------  -------
such negotiations to the extent that the failure to seek judicial or equity remedies prior to the expiration of such thirty (30) day period would materially prejudice such in pursuing any such remedy.

     12.16 Good Faith Efforts. Whenever the parties are required to agree or
           ------------------
attempt to agree on a certain matter or issue under this Agreement, the parties shall use their reasonable, good faith efforts to reach such agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

BUYER:                                SONIC AUTOMOTIVE, INC.


                                      By:  /s/ O. Bruton Smith
                                         ----------------------------------
                                      Name: O. Bruton Smith
                                      Title: Chief Executive Officer


SELLER:                               THE DONALD E. MASSEY REVOCABLE TRUST
                                      By an agreement dated December 13, 2001


                                      By:  /s/ David E. Massey
                                         ----------------------------------
                                      Name: Donald E. Massey
                                      Its: Trustee

                             INDEX OF DEFINED TERMS
                             ----------------------

-------------------------------------------------------------------------------
                 TERM                                      SECTION NO.
-------------------------------------------------------------------------------
Accountants                                         1.2(d)(ii)
-------------------------------------------------------------------------------
Accounts Receivable                                 1.6
-------------------------------------------------------------------------------
Acquisition Shelf Registration Statement            1.2(b)(i)
-------------------------------------------------------------------------------
Affiliate                                           3.5(a)
-------------------------------------------------------------------------------v
Aged Parts                                          1.2(d)(i)(VII)
-------------------------------------------------------------------------------
Agreement                                           Preamble
-------------------------------------------------------------------------------
Annual Financial Statements                         3.13(a)(i)
-------------------------------------------------------------------------------
Antitrust Division                                  5.13
-------------------------------------------------------------------------------
Arngar Stock Purchase Agreement                     Exhibit A-2
-------------------------------------------------------------------------------
Assets                                              3.11(a)
-------------------------------------------------------------------------------
Asset Purchase Agreement                            1.2(d)(i)(III)(B)
-------------------------------------------------------------------------------
Basket                                              9.4(b)
-------------------------------------------------------------------------------
Business Day                                        1.2(d)(ii)
-------------------------------------------------------------------------------
Buyer                                               Preamble
-------------------------------------------------------------------------------
Buyer Indemnitee                                    9.2
-------------------------------------------------------------------------------
Buyer's Damages                                     9.2
-------------------------------------------------------------------------------
Closing                                             1.1
-------------------------------------------------------------------------------
Closing Balance Sheet                               1.2(d)(i)
-------------------------------------------------------------------------------
Closing Date                                        Article 2
-------------------------------------------------------------------------------
Closing Date Deadline                               Article 2
-------------------------------------------------------------------------------
Code                                                3.6
-------------------------------------------------------------------------------
Common Stock                                        1.2(a)
-------------------------------------------------------------------------------
Companies                                           Preamble
-------------------------------------------------------------------------------
Company                                             Preamble
-------------------------------------------------------------------------------
Control                                             3.5(a)
-------------------------------------------------------------------------------
Demonstrators                                       1.2(d)(i)(II)
-------------------------------------------------------------------------------
Designated Broker                                   1.2(b)(iii)(A)
-------------------------------------------------------------------------------
Distributed Assets                                  1.5
-------------------------------------------------------------------------------
Employee Plan                                       3.27(a)
-------------------------------------------------------------------------------
Encumbrances                                        1.3
-------------------------------------------------------------------------------
Environmental Audit                                 5.11
-------------------------------------------------------------------------------
Environmental Auditor                               5.11
-------------------------------------------------------------------------------
Environmental Law                                   3.36(a)
-------------------------------------------------------------------------------
Environmental Liabilities                           9.2(g)
-------------------------------------------------------------------------------
Environmental Permits                               3.36(b)
-------------------------------------------------------------------------------
ERISA                                               3.27(a)
-------------------------------------------------------------------------------
Escrow Agent                                        1.2(c)
-------------------------------------------------------------------------------
Escrow Agreement                                    1.2(c)
-------------------------------------------------------------------------------
Escrow Shares                                       1.2(c)
-------------------------------------------------------------------------------
Exchange Act                                        1.2(b)(iii)(C)
-------------------------------------------------------------------------------
Excess Vehicles                                     1.2(d)(i)(III)(B)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 TERM                                      SECTION NO.
-------------------------------------------------------------------------------
Extraordinary Collection Costs                      1.6
-------------------------------------------------------------------------------
Financial Statements                                3.13(a)(ii)
-------------------------------------------------------------------------------
Fixtures and Equipment                              1.2(d)(i)(X)
-------------------------------------------------------------------------------
Form 8-K                                            4.8
-------------------------------------------------------------------------------
Form 10-K                                           4.8
-------------------------------------------------------------------------------
Form 10-Q                                           4.8
-------------------------------------------------------------------------------
401(k) Plan                                         5.15(b)
-------------------------------------------------------------------------------
FTC                                                 5.13
-------------------------------------------------------------------------------
GAAP                                                1.2(d)(i)
-------------------------------------------------------------------------------
Hazardous Materials                                 3.36(a)
-------------------------------------------------------------------------------
HSR Act                                             5.13
-------------------------------------------------------------------------------
Indemnified Party                                   9.5(a)
-------------------------------------------------------------------------------
Indemnifying Party                                  9.5(a)
-------------------------------------------------------------------------------
Interim Financial Statements                        3.13(a)(ii)
-------------------------------------------------------------------------------
Inventory                                           1.2(d)(i)(VI)
-------------------------------------------------------------------------------
Inventory Services                                  1.2(d)(i)(VI)
-------------------------------------------------------------------------------
IRS                                                 3.21(c)
-------------------------------------------------------------------------------
Leased Equipment                                    3.16(h)
-------------------------------------------------------------------------------
Leased Premises                                     3.16(b)
-------------------------------------------------------------------------------
Leased Premises Environmental Cap                   9.4(c)
-------------------------------------------------------------------------------
Leases                                              3.16(b)
-------------------------------------------------------------------------------
Lock-Up Period                                      1.2(b)(vi)
-------------------------------------------------------------------------------
Manufacturer                                        Article 2
-------------------------------------------------------------------------------
Massey                                              Preamble
-------------------------------------------------------------------------------
Massey Stock Purchase Agreement                     Exhibit A-2
-------------------------------------------------------------------------------
Master Price List                                   1.2(d)(i)(VII)
-------------------------------------------------------------------------------
Material Adverse Item                               5.16(b)
-------------------------------------------------------------------------------
Material Agreements                                 3.29(a)
-------------------------------------------------------------------------------
Miscellaneous Inventories                           1.2(d)(i)(VIII)
-------------------------------------------------------------------------------
Net Book Value                                      1.2(d)(i)
-------------------------------------------------------------------------------
Net Book Value Excess                               1.2(d)(iii)
-------------------------------------------------------------------------------
Net Book Value Shortfall                            1.2(d)(iii)
-------------------------------------------------------------------------------
New Vehicles                                        1.2(d)(i)(I)
-------------------------------------------------------------------------------
Non Returnable Parts                                1.2(d)(i)(VII)
-------------------------------------------------------------------------------
Other Agreements                                    Preamble
-------------------------------------------------------------------------------
Other Plans                                         5.15(b)
-------------------------------------------------------------------------------
Owned Equipment                                     3.16(g)
-------------------------------------------------------------------------------
Owned Real Property                                 3.16(a)
-------------------------------------------------------------------------------
Owned Real Property Environmental Cap               9.4(c)
-------------------------------------------------------------------------------
Permits                                             3.24
-------------------------------------------------------------------------------
Permitted Encumbrances                              3.16(a)
-------------------------------------------------------------------------------
Piggyback Registration                              1.2(b)(vii)
-------------------------------------------------------------------------------
Prospectus                                          1.2(b)(i)
-------------------------------------------------------------------------------
Proxy Statement                                     4.8
-------------------------------------------------------------------------------
Purchase Price                                      1.2(a)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 TERM                                      SECTION NO.
-------------------------------------------------------------------------------
Real Property                                       3.16(b)
-------------------------------------------------------------------------------
Real Property Purchase Agreements                   Exhibit A-2
-------------------------------------------------------------------------------
Registered Common Shares                            1.2(a)
-------------------------------------------------------------------------------
Registration Commencement Date                      1.2(b)(vii)
-------------------------------------------------------------------------------
Reports                                             4.8
-------------------------------------------------------------------------------
SEC                                                 1.2(b)(i)
-------------------------------------------------------------------------------
Securities Act                                      1.2(b)(iii)(C)
-------------------------------------------------------------------------------
Seller                                              Preamble
-------------------------------------------------------------------------------
Seller Indemnitee                                   9.3
-------------------------------------------------------------------------------
Seller's Damages                                    9.3
-------------------------------------------------------------------------------
Seller's Liabilities                                1.2(b)(iii)(C)
-------------------------------------------------------------------------------
Series I Preferred Stock                            4.7(a)
-------------------------------------------------------------------------------
Series II Preferred Stock                           4.7(a)
-------------------------------------------------------------------------------
Series III Preferred Stock                          4.7(a)
-------------------------------------------------------------------------------
Shares                                              Preamble
-------------------------------------------------------------------------------
Survival Date                                       9.1
-------------------------------------------------------------------------------
Taxes                                               3.21(a)
-------------------------------------------------------------------------------
UCC                                                 5.1(c)
-------------------------------------------------------------------------------
Used Vehicles                                       1.2(d)(i)(V)
-------------------------------------------------------------------------------